                                                                     Exhibit 4.1

                               PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT ("Agreement") is made as of the 22nd day of February, 2007 by and among Local.com Corporation, a Delaware corporation (the "Company"), and Hearst Communications, Inc. (the "Strategic Investor") and SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P. and SRB Greenway Offshore Operating Fund, L.P. (collectively the "Financial Investor" and, together with the Strategic Investor, the "Investors").

                                    RECITALS

          A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

          B. The Strategic Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Strategic Investor, upon the terms and conditions stated in this Agreement, (i) $6,000,000 in aggregate principal amount of the Company's 9% Senior Secured Convertible Notes in the form attached hereto as Exhibit A-1 (the "Strategic Investor Note"), which Note is convertible into shares of the Company's Common Stock, par value $0.00001 per share (together with any securities into which such shares may be reclassified, the "Common Stock"), at a conversion price of $4.02 per share (subject to adjustment), (ii) a warrant to purchase an aggregate of 597,015 shares of Common Stock (subject to adjustment) at an exercise price of $4.82 per share (subject to adjustment) in the form attached hereto as Exhibit B-1 (the "Strategic Investor Series A Warrant"), and (iii) a warrant to purchase an aggregate of 597,015 shares of Common Stock (subject to adjustment) at an exercise price of $5.63 per share (subject to adjustment) in the form attached hereto as Exhibit C-1 (the "Strategic Investor Series B Warrant"); and

          C. The Financial Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Financial Investor, upon the terms and conditions stated in this Agreement, (i) $2,000,000 in aggregate principal amount of the Company's 9% Senior Secured Convertible Notes in the form attached hereto as Exhibit A-2 (the "Financial Investor Note" and, together with the Strategic Investor Note, the "Notes"), which Notes are convertible into shares of Common Stock at a conversion price of $4.02 per share (subject to adjustment), (ii) a warrant to purchase an aggregate of 199,005 shares of Common Stock (subject to adjustment) at an exercise price of $4.82 per share (subject to adjustment) in the form attached hereto as Exhibit B-2 (the "Financial Investor Series A Warrant" and, together with the Strategic Investor Series A Warrant, the "Series A Warrants"), and (iii) a warrant to purchase an aggregate of 199,005 shares of Common Stock (subject to adjustment) at an exercise price of $5.63 per share (subject to adjustment) in the form attached hereto as Exhibit C-2 (the "Financial Investor Series B Warrant" and, together with the Strategic Investor Series B Warrant, the "Series B Warrants" and, together with the Series A Warrants, the "Warrants"); and

          D. Contemporaneous with the sale of the Notes and Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as

Exhibit D (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

          "Board Representative" has the meaning set forth in Section 7.11(b).

          "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

          "Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

          "Company's Knowledge" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

          "Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

          "Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Notes.

          "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works;
(iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

          "Intercreditor Agreement" means the Intercreditor Agreement in the form attached hereto as Exhibit E.

          "Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or
(ii) the ability of the Company to perform its obligations under the Transaction Documents.

          "Nasdaq" means The Nasdaq Stock Market, Inc.

          "Observer" has the meaning set forth in Section 7.11(a).

          "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

          "Purchase Price" means Eight Million Dollars ($8,000,000).

          "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "SEC Filings" has the meaning set forth in Section 4.6.

          "Securities" means the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

          "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

          "Transaction Documents" means this Agreement, the Notes, the Intercreditor Agreement, the Warrants and the Registration Rights Agreement.

          "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

          "1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     2. Purchase and Sale of the Notes and the Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Notes and Warrants in the respective amounts set forth opposite the Investors' names on the Exhibit F attached hereto in exchange for the Purchase Price as specified in Section 3 below.

     3. Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investors, the Company shall deliver to Lowenstein Sandler PC, in trust, the Notes and the Warrants, registered in such name or names as the Investors may designate, with instructions that such Notes and Warrants are to be held for release to one or more of the Investors only upon payment in full of the Purchase Price to the Company by such Investor or Investors. Upon such receipt by Lowenstein Sandler PC of the Notes and the Warrants, each Investor shall promptly, but no more than one Business Day thereafter, cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor's pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement. On the date (the "Closing Date") the Company receives the Purchase Price, the Notes and the Warrants shall be released to the Investors (the "Closing"). The Closing of the purchase and sale of the Notes and the Warrants shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, or at such other location and on such other date as the Company and the Investors shall mutually agree.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

          4. 1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has no Subsidiaries.

          4.2 Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally. The Transaction Documents have been executed and delivered by the Company.

          4.3 Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them and, to the Company's Knowledge, there are no such agreements among the security holders of the Company that the Company is not a party to. Except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

          The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

          The Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

          4.4 Valid Issuance. The Conversion Shares have been duly and validly authorized and, when issued upon the due conversion of the Notes, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Notes and the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

          4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Conversion Shares upon the due conversion of the Notes, (iii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company (including, without limitation, Section 203 of the General Corporation Law of the State of Delaware) or to which the Company or any of its assets and properties may be subject and any provision of the Company's Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

          4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the "10-KSB"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-KSB and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

          4.7 Use of Proceeds. The net proceeds of the sale of the Notes and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes including, without limitation, funding potential acquisitions.

          4.8 No Material Adverse Change. Since December 31, 2005, except as identified and described in the SEC Filings, there has not been:

               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

               (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

               (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

               (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

               (vi) any change or amendment to the Company's Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

               (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

               (viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

               (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

               (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

               (xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

          4.9 SEC Filings; S-3 Eligibility.

               (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each registration statement and any amendment thereto filed by the Company since January 1, 2004 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (c) Subject to any limitation imposed by the SEC pursuant to Rule 415, the Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Investors as contemplated by the Registration Rights Agreement.

          4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

          4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.

There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

          4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

          4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

          4.14 Labor Matters.

          (a) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees' health, safety, welfare, wages and hours.

          (b) (i) There are no labor disputes existing, or to the Company's Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company's employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company's employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company's Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

          (c) The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. Sections 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

          (d) Except as disclosed in the SEC Filings, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any "excess parachute payment," as defined in
Section 2806(b) of the Internal Revenue Code.

          (e) Each of the Company's employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company's Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

          4.15 Intellectual Property.

               (a) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

               (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

               (c) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

               (d) The conduct of the Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's Knowledge, there is no valid basis for the same.

               (e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

               (f) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' Confidential Information to any third party.

          4.16 Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

          4.17 Litigation. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated which, if determined adversely would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company's Knowledge, any director or officer thereof, is or since January 1, 2004 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company's Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

          4.18 Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-QSB under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

          4.20 Compliance with Nasdaq Continued Listing Requirements. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company's Knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq and the Company has not received any notice of, nor to the Company's Knowledge is there any basis for, the delisting of the Common Stock from Nasdaq.

          4.21 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.

          4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

          4.23 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

          4.24 Private Placement. The offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

          4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

          4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-B) or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

          4.28 Compliance With Laws. The Company is in compliance with all foreign, federal, state and local laws and regulations applicable to its operations and with respect to which compliance is a condition of engaging in its business, except to the extent that failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.29 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

          5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

          5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

          5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

          5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

          5.6 Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

          5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

               (a) "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

               (b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

          5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

          5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

          5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

          5.11 Prohibited Transactions. During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor's investments or trading or information concerning such Investor's investments, including in respect of the Securities, or (z) is subject to such Investor's review or input concerning such Affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Until such time as it no longer holds any Notes, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

     6. Conditions to Closing.

          6.1 Conditions to the Investors' Obligations. The obligation of each Investor to purchase the Notes and the Warrants at the Closing is subject to the fulfillment to such Investor's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

               (a) The representations and warranties made by the Company in
Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

               (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

               (c) The Company shall have executed and delivered the Registration Rights Agreement and the Intercreditor Agreement.

               (d) The Company shall have filed with Nasdaq a true and complete Notification Form: Listing of Additional Shares covering the Conversion Shares and the Warrant Shares and shall have provided a copy of such Form to the Investors.

               (e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

               (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and (i) of this Section 6.1.

               (g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

               (h) The Investors shall have received an opinion from Rutan & Tucker, LLP, the Company's counsel, dated as of the Closing Date, addressing form and substance reasonably acceptable to the Investors and addressing the legal matters described on Exhibit G.

               (i) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

          6.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Notes and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

               (a) The representations and warranties made by the Investors in
Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the "Investment
Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

               (b) The Investors shall have executed and delivered the Registration Rights Agreement.

               (c) The Investors shall have delivered the Purchase Price to the Company.

          6.3 Termination of Obligations to Effect Closing; Effects.

               (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                    (i) Upon the mutual written consent of the Company and the Investors;

                    (ii) By the Company if any of the conditions set forth in
Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

                    (iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

                    (iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to February 28, 2007;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

          (b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section
6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

     7. Covenants and Agreements of the Company.

          7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Notes and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the Conversion Shares issuable upon the due conversion of the Notes and the Warrant Shares issuable upon the due exercise of the Warrants in accordance with their respective terms.

          7.2 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

          7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company's obligations to the Investors under the Transaction Documents.

          7.4 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

          7.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

          7.6 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Conversion Shares and the Warrant Shares to be listed on the Nasdaq Global Market no later than the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Conversion Shares and the Warrant Shares and will take such other action as is necessary to cause such

Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Global Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

          7.7 Termination of Covenants. The provisions of Sections 7.2 through
7.5 shall terminate and be of no further force and effect on the date on which the Company's obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

          7.8 Removal of Legends. Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available the Company shall (A) deliver to the transfer agent for the Common Stock (the "Transfer Agent") irrevocable instructions that the Transfer Agent shall issue certificates representing the Conversion Shares and the Warrant Shares without legends upon receipt by such Transfer Agent of the Notes and/or the Warrants or any legended certificates previously issued for such shares, together with either (1) a customary representation by the Investor that Rule 144(k) applies to the shares of Common Stock to be represented thereby or
(2) a statement by the Investor that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the issuance of such unlegended certificates in such circumstances may be effected under the 1933 Act. From and after the earlier of such dates, upon an Investor's written request, the Company shall promptly cause replacement Securities to be issued without restrictive legends and/or legended certificates representing previously issued Conversion Shares or Warrant Shares to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares subsequently issued upon due conversion of the Notes and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Conversion Shares and/or Warrant Shares. When the Company is required to cause unlegended Securities to replace previously issued legended Securities, if unlegended Securities are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended Securities and all other required documents to the Transfer Agent as provided above (or to the Company, in the case of the Notes and the Warrants), the Company shall be liable to the Investor for liquidated damages in an amount equal to 1.5% of the aggregate purchase price of the Securities evidenced thereby for each thirty (30) day period (or portion thereof) beyond such three (3) Business Day that the unlegended Securities have not been so delivered.

          7.9 Subsequent Equity Sales. From the date hereof until ninety (90) days after the Effective Date, without the consent of the Investors, neither the Company nor any Subsidiary shall issue shares of Common Stock or Common Stock Equivalents; provided, however, the ninety (90) day period set forth in this Section shall be extended for the number of days during such period in which (i) trading in the Common Stock is suspended by any exchange or market on which the Common Stock is listed or quoted, or (ii) following the Effective Date, the

Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Investors for the resale of the Conversion Shares or Warrant Shares due to the exercise of the Company's right under the Registration Rights Agreement to institute an Allowed Delay (as defined in the Registration Rights Agreement) or otherwise; provided, further, that the restrictions on issuing shares pursuant to this Section 7.9 shall not apply to (i) an acquisition of or combination with another entity or (ii) the issuance of stock options to the Company's employees, consultants or directors.

          7.10 Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

          7.11 Strategic Investor Board Nomination Rights.

               (a) Board Observer Rights. For so long as the Strategic Investor or its affiliates hold in the aggregate at least 5% of the outstanding shares of Common Stock, or securities convertible into shares of Common Stock of the Company (as adjusted for stock splits, stock dividends, recapitalizations and similar events) that the Strategic Investor purchased pursuant to this Agreement, the Strategic Investor shall have the right, but not the obligation to from time to time require, in writing, the Company to permit a representative of the Strategic Investor (the "Observer") to attend all meetings of its Board of Directors (whether in person, telephonic or other) and any committees thereof in a nonvoting observer capacity. Any Observer must be approved by the written consent of the Company's Nominating, Compensation and Corporate Governance Committee and such consent shall not be unreasonably withheld. For the purpose of this calculation, the Strategic Investor shall be deemed to hold the maximum number of shares of Common Stock which could be acquired by the Strategic Investor upon conversion of the convertible securities purchased pursuant to this Agreement notwithstanding any limitations on conversion of such convertible securities contained therein. During such time as the Strategic Investor elects to appoint an Observer pursuant to the provisions set forth herein, the Company shall provide the Observer, concurrently with the members of the Board of Directors, with copies of all notices, minutes, consents, and other materials that it provides to such members; provided, however, the Board of Directors shall have the right, in its sole discretion, to meet in confidential executive session, which the Strategic Investor's representative will not be entitled to attend, if the Board of Directors shall determine in good faith, based upon the advice of counsel, that such confidential executive session is (i) necessary to preserve attorney-client privilege, (ii) in the best interests of the Company and where the Strategic Investor has a direct interest in the subject matter under discussion that is divergent from the interests of the Company, or (iii) necessary to discharge the directors' fiduciary duties; and provided further that the Observer agrees to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided. The Company shall notify the

Strategic Investor, in advance, of such confidential executive session and the specific rationale for making such meeting confidential.

               (b) Board Representative Rights. For so long as the Strategic Investor or its affiliates hold in the aggregate at least 5% of the outstanding shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and similar events), the Strategic Investor shall have the right, but not the obligation to request that one (1) representative of the Strategic Investor (the "Board Representative") be appointed to the Company's Board of Directors. For the purpose of this calculation, the Strategic Investor shall be deemed to hold the maximum number of shares of Common Stock which could be acquired by the Strategic Investor upon conversion of the convertible securities purchased pursuant to this Agreement notwithstanding any limitations on conversion of such convertible securities contained therein. Any Board Representative must be approved by the Company's Nominating, Compensation and Corporate Governance Committee and such consent shall not be unreasonably withheld. The appointment of the Board Representative will be made by the Company's Nominating, Compensation and Corporate Governance Committee in accordance with the charter of such committee. If the Board Representative is not approved by the Company's Nominating, Compensation and Corporate Governance Committee or if the Board Representative is not elected or re-elected to the Company's Board of Directors then the Strategic Investor shall have the right to request that a different Board Representative by appointed to the Company's Board of Directors. Following the initial appointment, the Company's Nominating, Compensation and Corporate Governance Committee will determine whether or not to nominate such Board Representative for election to another term in accordance with its charter and in the same manner as it nominates the other members of the Company's Board of Directors to additional terms.

          7.12 Right of First Refusal.

               (a) For so long as the Strategic Investor or its affiliates hold in the aggregate at least 5% of the outstanding shares of Common Stock, or securities convertible into shares of Common Stock of the Company (as adjusted for stock splits, stock dividends, recapitalizations and similar events) that the Strategic Investor purchased pursuant to this Agreement, the Strategic Investor shall have the rights set forth in this Section 7.12. For the purpose of this calculation, the Strategic Investor shall be deemed to hold the maximum number of shares of Common Stock which could be acquired by the Strategic Investor upon conversion of the convertible securities purchased pursuant to this Agreement notwithstanding any limitations on conversion of such convertible securities contained therein. If the Company proposes to sell any Common Stock Equivalents in a private placement transaction (a "Private Placement"), the Company shall promptly deliver a written notice (the "Financing Notice") to the Strategic Investor. The Financing Notice shall describe in reasonable detail the proposed Private Placement, including, without limitation, the number and type of Common Stock Equivalents to be sold, the nature of such sale, the consideration to be paid, the name and address of each prospective purchaser, and any other material terms and conditions upon which such sale is to be made, along with copies of all material proposed agreements relating to such sale, including but not limited to, purchase agreements and other agreements or documents requested by the Strategic Investor.

               (b) The Strategic Investor shall have the option, exercisable upon written notice to the Company within ten (10) days after delivery of the Financing Notice, to purchase some or all of the Common Stock Equivalents. The purchase price at which the Common Stock Equivalents are offered to the Strategic Investor, and the other terms of sale, shall be as specified in the Financing Notice.

     8. Survival and Indemnification.

          8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

          8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

          8.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

     9. Miscellaneous.

          9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

          9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

               If to the Company:

                    Local.com Corporation
                    One Technology Drive, Building G
                    Irvine, California 92618
                    Attention: Chief Financial Officer
                    Fax: (949) 341-5396

               With a copy to:

                    Rutan & Tucker, LLP
                    611 Anton Boulevard, 14th Floor
                    Costa Mesa, CA 92626
                    Attn: Derek D. Dundas, Esq.
                    Fax: (714) 546-9035

               If to the Investors:

                    to the addresses set forth on the Exhibit F attached hereto.

          9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC not to exceed $25,000; it being understood that Lowenstein Sandler PC has only rendered legal advice to the Investors affiliated with SRB Management, LLC and not to the Company or any other Investor in connection with the transactions contemplated hereby, and that each of the Company and each Investor has relied for such matters on the advice of its own respective counsel. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Transaction Documents. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

          9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

          9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the trading day immediately following the Closing Date, the

Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. The Company shall not make, or cause to be made, any publicity, news release or other such general public announcement or make any other disclosure to any third party in respect of the Strategic Investor's ownership interest in the Company without the prior written consent of Hearst; provided however, that the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its affiliates to its employees, stockholders, partners, directors, officers, potential investors, accountants and legal counsel who are under an obligation to preserve the confidentiality of the foregoing. Notwithstanding the foregoing, (a) the Company may disclose, solely the fact that the Strategic Investor is an investor in the Company to any third parties without the requirement for the consent of the Strategic Investor, unless the Strategic Investor notifies the Company in writing to the contrary, in which case the Company may no longer disclose the fact that the Strategic Investor is an investor in the Company without the Strategic Investor's prior written consent in each case; and (b) the parties and their respective affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by legal counsel to fulfill an obligation under securities laws or the rules of a national stock exchange.

          9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

          9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

          9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in

New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

          9.12 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

                            [signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Purchase Agreement or caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

The Company:                            LOCAL.COM CORPORATION


                                        By: /s/ Heath Clarke
                                            ------------------------------------
                                        Name: Heath Clarke
                                        Title: Chief Executive Officer


The Strategic Investor:                 HEARST COMMUNICATIONS, INC.


                                        By: Kenneth A. Bronfin
                                            ------------------------------------
                                        Name: Kenneth A. Bronfin
                                        Title: President, Hearst
                                               Interactive Media


The Financial Investor:                 SRB GREENWAY CAPITAL, L.P.


                                        By: /s/ Steve Becker
                                            ------------------------------------
                                        Name: Steve Becker
                                        Title: General Partner


                                        SRB GREENWAY CAPITAL (QP), L.P.


                                        By: /s/ Steve Becker
                                            ------------------------------------
                                        Name: Steve Becker
                                        Title: General Partner


                                        SRB GREENWAY OFFSHORE OPERATING FUND,
                                        L.P.


                                        By: /s/ Steve Becker
                                            ------------------------------------
                                        Name: Steve Becker
                                        Title: General Partner

                                  EXHIBIT A -1

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

                       9% SENIOR SECURED CONVERTIBLE NOTE

$6,000,000                                                     February __, 2007

          FOR VALUE RECEIVED, Local.com Corporation, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of Hearst Communications, Inc. (the "Holder"), having an address at 300 West 57th Street New York, NY 10019 , at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of Six Million United States Dollars ($6,000,000), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to nine percent (9%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 9% Senior Secured Convertible Note (the "Note") is converted into Common Stock as provided herein or indefeasibly and irrevocably paid in full by the Company. Interest on this Note shall accrue and shall be payable quarterly on each February 15, May 15, August 15, and November 15 (each, an "Interest Payment Date"), commencing on May 15, 2007, to the Holder of record on the immediately preceding February 1, May 1, August 1 or November 1, as applicable (each, an "Interest Record Date"). At the option of the Company, interest may be paid in cash or newly issued shares of Common Stock ("Interest Shares"), each Interest Share having a value equal to the Market Price on the Interest Payment Date; provided, however, that all interest shall be paid in cash during any Conversion Limit Period. Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on February __, 2009 (the "Stated Maturity Date"). Except as provided herein, all cash payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

          In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of fifteen percent (15%) until paid in full. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

          1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

          "Additional Rights" has the meaning set forth in Section 4 hereof.

          "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

          "Common Stock" shall mean the Common Stock, par value $0.00001 per share, of the Company or any securities into which shares of Common Stock may be reclassified after the date hereof.

          "Company" has the meaning set forth in the first paragraph hereof.

          "Company Notes" has the meaning set forth in the third paragraph hereof.

          "Conversion Price" shall mean initially $4.02 per share, subject to adjustment as provided in Section 4.

          "Conversion Shares" means the shares of Common Stock issuable upon conversion of this Note.

          "Convertible Securities" has the meaning set forth in Section 4 hereof.

          "Event of Default" has the meaning set forth in Section 6 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Date" has the meaning set forth in Section 3(d)hereof.

          "Excluded Issuances" has the meaning set forth in Section 4(j) hereof.

          "Forced Redemption Date" has the meaning set forth in Section 3(c) hereof.

          "Forced Redemption Notice" has the meaning set forth in Section 3(c) hereof.

          "Forced Redemption Price" has the meaning set forth in Section 3(c) hereof.

          "Hedging Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

          "Holder" has the meaning set forth in the first paragraph hereof.

          "Indebtedness" means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business,
(ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables or obligations in respect of workers' compensation, unemployment insurance and other social security laws or regulation, all arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

          "Intercreditor Agreement" has the meaning set forth in the Purchase Agreement.

          "Interest Payment Date" has the meaning set forth in the first paragraph hereof.

          "Interest Record Date" has the meaning set forth in the first paragraph hereof.

          "Interest Shares" has the meaning set forth in the first paragraph hereof.

          "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business;
(c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

          "Investors" has the meaning set forth in the Purchase Agreement.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

          "Majority Holders" has the meaning set forth in Section 9 hereof.

          "Market Price", as of a particular date (the "Valuation Date"), shall mean the following: (a) if the Common Stock is then listed on the Nasdaq Global Market or the Nasdaq Capital Market ("Nasdaq") or another national stock exchange, the closing sale price of a share of Common Stock on such exchange on the last Trading Day prior to the Valuation Date; (b) if the Common Stock is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "Bulletin Board") or such similar quotation system or association, the closing sale price of a share of Common Stock on the Bulletin Board or such other quotation system or association on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; (c) if such security is then included in the "pink sheets," the closing sale price of one share of Common Stock on the "pink sheets" on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the "pink sheets" as of the end of the last Trading Day prior to the Valuation Date; or
(d) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board, the "pink sheets" or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Holder. If the Common Stock is not then listed on a national securities exchange or quoted on the Bulletin Board, the "pink sheets" or other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value in respect of subpart (d) of this paragraph, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder.

          "New Financing" means the private placement by the Company of its Common Stock or Common Stock Equivalents.

          "Note" has the meaning set forth in the first paragraph hereof.

          "Options" has the meaning set forth in Section 4 hereof.

          "Permitted Indebtedness" means:

          (a) Unsecured Indebtedness existing on the Closing Date and refinancings, renewals and extensions of any such Indebtedness if (i) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended (ii) the principal amount thereof or interest payable thereon is not increased, and (iii) the terms thereof are not less favorable to the Company or the Subsidiary incurring such Indebtedness than the Indebtedness being refinanced, renewed or extended;

          (b) Guaranties by any Subsidiary of any "Permitted Indebtedness" of the Company or another Subsidiary;

          (c) Indebtedness representing the deferred purchase price of property and capital lease obligations which collectively does not exceed $1,000,000 in aggregate principal amount; and

          (d) Indebtedness of the Company to any wholly owned Subsidiary and Indebtedness of any wholly owned Subsidiary to the Company or another wholly owned Subsidiary which constitutes "Permitted Indebtedness."

          "Permitted Investments" means:

          (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 180 days from the date of acquisition thereof;

          (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 180 days from the date of acquisition thereof;

          (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services or Moody's Investors Services, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

          "Permitted Liens" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company's books and records in accordance with U.S. generally accepted accounting principles, consistently applied;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue or that are being contested in good faith and by appropriate proceedings;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries; and

          (f) Liens granted to secure the obligations of the Company or any Subsidiary under any Indebtedness permitted under clause (c) of the definition of "Permitted Indebtedness" provided the Lien is limited to the property acquired or so financed (and any accessions thereto and proceeds thereof).

          "Pre-Notice" has the meaning set forth in Section 3(d)hereof.

          "Purchase Agreement" means the Purchase Agreement, dated as of February 22, 2007, by and among the Company and the Investors as that agreement may be amended from time to time in accordance with its terms.

          "Qualified Offering" means a public offering of the Company's Common Stock or Convertible Securities which results in gross proceeds to the Company in an amount at least equal to the principal amount of the Company Notes then outstanding at an effective per share price equal to at least 125% of the Conversion Price then in effect, if such offering is consummated on or prior to the first anniversary of the Closing Date, or 150% of the Conversion Price then in effect, if such offering is consummated after the first anniversary of the Closing Date.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 22, 2007, and as that agreement may be amended from time to time, by and among the Company and the Investors.

          "Restricted Payment" has the meaning set forth in Section 5(b)(iv) hereof.

          "Security Documents" means the collective reference to this Note, the Intercreditor Agreement and each other agreement or writing pursuant to which the Company purports to pledge or grant a security interest in any property or assets securing the Company's obligations or any Person purports to guaranty the payment and/or performance of the Company's obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

          "Stated Maturity Date" has the meaning set forth in the first paragraph hereof.

          "Subsequent Financing Notice" has the meaning set forth in Section 3(d)hereof.

          "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc., Nasdaq or any other national securities exchange, a day on which such exchange is open for business;
(ii) if the relevant stock or security is quoted on a system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on any system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

          "Trigger Issuance" has the meaning set forth in Section 4(i) hereof.

     2. Purchase Agreement. This Note is one of the several 9% Senior Secured Convertible Notes of the Company issued pursuant to the Purchase Agreement (the "Company Notes"). This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any Person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

     3. Prepayment; Exchange. Except as provided in this Section 3, this Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

          (a) [reserved]

          (b) [reserved]

          (c) From and after the occurrence of Change of Control, the Majority Holders shall have the right to require the Company to redeem all, but not less than all, of the Company Notes at a redemption price equal 100% of the principal amount of the Company Notes, plus any accrued and unpaid interest (the "Forced Redemption Price"); provided that such redemption applies to all of the Company Notes then outstanding on the same terms. In the event that the Majority Holders elect to require the Company to redeem the Company Notes pursuant to this
Section 3(c), the Majority Holders shall deliver written notice thereof to the Company and the other holders of the Company Notes (the "Forced Redemption Notice") specifying the date on which such redemption shall occur (the "Forced Redemption Date") which date shall not be less than ten (10) days after the date of such Forced Redemption Notice. On the Forced Redemption Date, the Company shall pay the Forced Redemption Price to the Holder in immediately available funds to an account previously specified in writing by the Holder unless the Holder has converted the principal and accrued and unpaid interest on this Note on or prior to the Forced Redemption Date. Notwithstanding the giving of any Forced Redemption Notice, the Holder shall have the right to convert the principal and accrued and unpaid interest on this Note pursuant to Section 4 at any time on or prior to 5:00 p.m., New York time, on the Forced Redemption Date. The Holder shall not be required to surrender this Note prior to payment of the Forced Redemption Price. Unless the principal and interest on this Note are converted pursuant to Section 4 prior to the Forced Redemption Date, upon the indefeasible payment in full of the Forced Redemption Price to the Holder as provided in this Section 3, this Note shall be deemed to have been paid in full and shall no longer be outstanding for any purpose.

          (d) In the event that the Company consummates a New Financing, the Holder shall have the right to exchange all, but not less than all, of this Note and all accrued and unpaid interest thereon into the securities issued in the New Financing on a dollar-for-dollar basis. At least five (5) Business Days prior to the closing of the New Financing, the Company shall deliver to the Holder a written notice of its intention to effect a New Financing (a "Pre-Notice"), which Pre-Notice shall ask such Holder if it wants to review the details of such New Financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of an Investor for a Subsequent Financing Notice, and only upon a request by such Investor, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of the New Financing, including the expected closing date thereof (such closing date, the "Exchange Date") and attached to which shall be a term sheet and any proposed agreements or documents relating thereto. The Holder shall notify the Company no later than 6:30 p.m. (New York City time) on the Business Day immediately prior to the Exchange Date of its election to exchange this Note and all accrued and unpaid interest thereon into the securities to be issued in the New Financing, subject to completion of mutually acceptable documentation. The Holder shall have the right to withdraw its election any time prior to 5:00 p.m., New York time, on he Business Day immediately preceding the Exchange Date.

     4. Conversion.

          (a) Prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: dividing the principal amount of this Note to be converted by the Conversion Price then in effect. The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock and by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company's receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Upon any conversion of this Note, the Company shall, at its option, pay any accrued or unpaid interest on the portion of this Note so converted in cash or in Interest Shares, with each Interest Share having a value equal to the Market Price on the conversion date.

          (b) Promptly after receipt of the written notice referred to in
Section 4(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three (3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, as of the close of business on the date on which such written notice shall have been received by the Company and this Note shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount of the Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          (c) No fractional shares shall be issued upon any conversion of this
Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Common Stock. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

          (d) If the Company shall, at any time or from time to time while this
Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Conversion Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and
(ii) the number of Conversion Shares issuable upon conversion of this Note shall be adjusted by multiplying the number of Conversion Shares issuable upon conversion of this Note immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Conversion Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Conversion Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

          (e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another Person shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Conversion Shares immediately theretofore issuable upon conversion of this Note such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in Section 4, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (f) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

          (g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (h) In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

          (i) Except as provided in Section 4(j) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 4(i)(i) through 4(i)(vii) hereof, deemed to have issued or sold, any Additional Shares of Common Stock (as defined below) for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then and in each such case (a "Trigger Issuance") the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

                                      (A x B) + D
          Adjusted Conversion Price = -----------
                                          A+C

                    where

                    "A" equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

                    "B" equals the Conversion Price in effect immediately preceding such Trigger Issuance;

                    "C" equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

                    "D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

          For purposes of this subsection (i), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or sold by the Company or deemed to be issued or sold pursuant to this subsection (i), other than Excluded Issuances (as defined in subsection (j) hereof).

          For purposes of this Section 4(i), the following subsections (i)(i) to
(i)(viii) shall also be applicable (subject, in each such case, to the provisions of Section 4(j) hereof):

          (i) In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus
(z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 4(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price immediately prior to the time of such issuance or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 4(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issuance or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of Section 4(j).

          (iii) Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4(i)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4(i)(i) or 4(i)(ii), or the rate at which Convertible Securities referred to in subsections 4(i)(i) or 4(i)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 4(i) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4(i) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          (iv) Subject to the provisions of this Section 4(i), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration; provided, that if any adjustment is made to the Conversion Price as a result of a declaration of a dividend and such dividend is rescinded, the Conversion Price shall be appropriately readjusted to the Conversion Price in effect had such dividend not been declared.

          (v) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

          (vi) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (vii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issuance or sale of Common Stock for the purpose of this subsection (i).

          (viii) Notwithstanding any other provision in this subsection (i) to the contrary, if a reduction in the Conversion Price pursuant to this subsection
(i) (other than as set forth in this clause (viii)) would require the Company, to issue in excess of 19.9% of the shares of Common Stock outstanding on the Closing Date that are held by non-affiliates at a conversion price less than fair market value (as defined in Nasdaq Marketplace Rule 4350) (the "Conversion Limitation") or to otherwise obtain stockholder approval of the transactions contemplated by the Purchase Agreement to be consummated on the Closing Date pursuant to Nasdaq Marketplace Rule 4350(i) and such stockholder approval has not been obtained, (i) the Conversion Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Conversion Price adjustment. In no event shall the Company be obligated to issue any shares of Common Stock in excess of the Conversion Limitation until stockholder approval has been obtained. Unless stockholder approval has been obtained, in the event that any Holder converts this Note or any portion thereof pursuant to this Section 4 and such conversion would result in the issuance of shares of Common Stock in excess of the Conversion Limitation then the Company shall redeem the portion of the Note in excess of the Conversion Limitation, together with interest thereon (the "Redeemed Portion"). The Company shall redeem the Redeemed Portion at face value together with accrued interest thereon at the interest rate then applicable to this Note in no more than four equal installments, the last one of which shall be paid no later than the Stated Maturity Date. The Redeemed Portion shall be deemed to continue to be outstanding hereunder until the Redeemed Portion is paid in full.

          (j) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Note) (collectively, "Excluded Issuances").

          (k) In case at any time:

          (i) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

          (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

          (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least 20 Business Days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 4(k) and (b) in the case of any event set forth in clause (iii) of this Section 4(k), at least 20 Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 4(k).

          (l) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

          (m) The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or trading market upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

          (n) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder. When the Company is required to issue Conversion Shares hereunder, if:
(1) certificates representing such Conversion Shares are not delivered to the Holder within three (3) Business Days of the Automatic Conversion Date or the Optional Conversion Date, as applicable, and (2) prior to the time such certificates are received, the Holder, or any third party on behalf of such Holder or for the Holder's account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of such certificates (a "Buy-In"), then the Company shall pay in cash to the Holder (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by the Holder as a result of the sale to which such Buy-In relates. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

          (o) The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

     5. Covenants.

          (a) So long as any amount due under this Note is outstanding and until the earlier of (i) the indefeasible payment in full of all amounts payable by the Company hereunder and (ii) the conversion of this Note:

          (i) The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

          (ii) The Company shall promptly notify the Holder in writing of any of the following events to the extent such events are not disclosed by the Company in its SEC Filings: (A) any change in the business or the operations the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and (B) any information which indicates that any financial statements which are the subject of any representation contained in the Transaction Documents, or which are furnished to the Holder pursuant to the Transaction Documents, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

          (iii) The Company shall promptly notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

          (iv) The Company shall promptly notify the Holder of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency against the Company or any Subsidiary or to which the Company or any Subsidiary may be subject which alleges damages in excess of Two Hundred Fifty Thousand United States Dollars ($250,000).

          (v) The Company shall promptly notify the Holder of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party which default could reasonably be expected to have a Material Adverse Effect.

          (vi) The Company shall and shall cause each Subsidiary to promptly take any and all actions necessary to execute any definitive documentation (which documentation shall include customary representations, warranties, covenants, conditions and agreements, and any UCC financing statements) reasonably requested by the Holder, for obtaining the benefits of the Security Documents, subject to the terms and conditions stated therein.

          (vii) The Company shall and shall cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

          (viii) The Company shall and shall cause each Subsidiary to all times maintain with financially sound and reputable insurance companies insurance covering its assets and its businesses in such amounts and covering such risks (including, without limitation, hazard, business interruption and public liability) as is consistent with sound business practice and as may be obtained at commercially reasonable rates.

          (ix) The Company shall and shall cause each Subsidiary to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          (x) The Company shall and shall cause each Subsidiary to use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and use commercially reasonable efforts to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted.

          (xi) At its own expense, the Company shall and shall cause each Subsidiary to make, execute, endorse, acknowledge, file and/or deliver any documents and take all commercially reasonable actions necessary or required to maintain its ownership rights in its Intellectual Property, including, without limitation, (i) any action reasonably required to protect the Intellectual Property in connection with any infringement, suspected infringement, passing off, act of unfair competition or other unlawful interference with the rights of the Company or any Subsidiary in and to such Intellectual Property, and (ii) any registrations with the United States Patent & Trademark Office and any corresponding foreign patent and/or trademark office required for the Company or any Subsidiary to carry on its business as presently conducted and as presently proposed to be conducted. Except for non-exclusive licenses granted in the ordinary course of business, the Company shall not and shall cause each Subsidiary not to transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associated therewith, to any person or entity.

          (xii) Promptly after the occurrence thereof, the Company shall and shall cause each Subsidiary to inform the Holder of the following material developments to the extent such events are not disclosed by the Company in its SEC Filings: (i) entering into material agreements outside the ordinary course of business consistent with past practice, (ii) any issuance of debt securities by the Company or any Subsidiary, (iii) the incurrence of any Indebtedness, other than

Permitted Indebtedness, by the Company or any Subsidiary, (iv) a change in the number of the Board of Directors of the Company, (v) a sale, lease or transfer of any material portion of the assets of the Company or any Subsidiary and (vi) any change in ownership of any Subsidiary (specifying the details of any such change, including the identity and ownership amount of any new owner).

          (b) So long as any amount due under this Note is outstanding and until the earlier of (i) the indefeasible payment in full of all amounts payable by the Company hereunder and (ii) the conversion of this Note, without the prior written consent of the Majority Holders (for purposes of this Section 5(b), any Company Notes held by any employee, director or officer of the Company or any Subsidiary shall not be deemed to be outstanding):

          (i) The Company shall not and shall cause each Subsidiary not to create, incur, guarantee, issue, assume or in any manner become liable in respect of any Indebtedness, other than Permitted Indebtedness.

          (ii) The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than (i) Liens created pursuant to the Security Documents and (ii) Permitted Liens. The Company shall not, and shall cause each Subsidiary not to, be bound by any agreement which limits the ability of the Company or any Subsidiary to grant Liens.

          (iii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service (other than service as an employee)) with, or for the benefit of, any of its Affiliates other than a wholly owned Subsidiary, except for consulting arrangements with directors approved by the Board.

          (iv) The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or pay any dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing (each of the foregoing is herein called a "Restricted Payment"); provided, that (i) the Company may make payments of interest, premium if any, and principal of the Notes in accordance with the terms hereof, (ii) provided that no Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing, the Company and its Subsidiaries may make regularly scheduled payments of interest and principal of any Permitted Indebtedness, (iii) any Subsidiary directly or indirectly wholly owned by the Company may pay dividends on its capital stock and (iv) the Company may repurchase capital stock from a former employee in connection with the termination or other departure of such employee, strictly in accordance with the terms of any agreement entered into with such employee and in effect on the Closing Date (as defined in the Purchase Agreement), provided that (A) such repurchase is approved by a majority of the Board, (B) payments permitted under this clause (iv) shall not exceed Five Hundred Thousand United States Dollars ($500,000) in the aggregate, and (C) no such payment may be made if an Event of Default or an event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing or would result from such payment.

          (v) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, engage in any business other than the business of providing online advertising services to businesses on the Internet.

          (vi) The Company shall not and shall cause each Subsidiary not to make or own any Investment in any Person, including without limitation any joint venture, other than (A) Permitted Investments, (B) operating deposit accounts with banks, (C) Hedging Agreements entered into in the ordinary course of the Company's financial planning and not for speculative purposes, (D) investments in connection with any strategic alliance or joint venture arrangement approved by the Company's Board of Directors and (E) investments by the Company in the capital stock of any wholly owned Subsidiary.

          (vii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or any Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any Subsidiary to any Person in connection with such lease.

          (viii) The Company shall not and shall cause each Subsidiary not to settle, or agree to indemnify or defend third parties against, any material lawsuit, except as may be required by judicial or regulatory order or by agreements entered into prior to the date hereof on a basis consistent with past practice. A material lawsuit shall be any lawsuit in which the amount in controversy exceeds Two Hundred Fifty Thousand United States Dollars ($250,000).

          (ix) The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document in a manner adverse to the Holder.

     6. Event of Default. The occurrence of any of following events shall constitute an "Event of Default" hereunder:

          (a) the failure of the Company to make any payment of principal on this Note when due, whether at maturity, upon acceleration or otherwise;

          (b) the failure of the Company to make any payment of interest on this Note, or any other amounts due under the other Transaction Documents when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

          (c) the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;

          (d) there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company or its Subsidiaries of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

          (e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under title 11 of the United States Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

          (f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds One Hundred Thousand United States Dollars ($100,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as the Company or the Subsidiary affected thereby is in compliance with the terms of such judgment;

          (g) the Company is in breach of the requirements of Section 5(b) hereof;

          (h) if any representation or statement of fact made in any Transaction Document, certificate or other document furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished;

          (i) any Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Holders, free and clear of all other Liens (other than Permitted Liens), or any of the security interests granted pursuant to the Security Documents shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Holder with a perfected, first priority security interest in the collateral covered by the Security Documents, free and clear of all other Liens (other than Permitted Liens) or, except for expiration or termination in accordance with their terms, the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof or any other Transaction Documents shall be contested by the Company; or

          (j) if the Company fails to observe or perform in any material respect any of its covenants contained in the Transaction Documents (other than any failure covered by Section 6(a), (b) or (g)), and such failure continues for thirty (30) days after receipt by the Company of notice thereof.

          Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable
(A) upon election of the Holder, with respect to (a) through (d) and (f) through
(j), and (B) automatically, with respect to (e). Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys' fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder and under the other Transaction Documents.

     7. Security Interest.

          (a) To secure the payment or performance, as the case may be, in full of all obligations, whether, direct or indirect (including those acquired by assumption), contingent or absolute, of every type or description and at any time existing, of the Company to make due and punctual payment of principal of, and all interest on, the Notes, costs and attorneys' fees and all other monetary obligations of the Company under or in respect of the Notes, the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or in respect of the Notes, and all damages (whether provided for in the Notes or otherwise permitted by law), in respect of a failure or refusal by the Company to pay or perform as required under the Notes (collectively, the "Obligations"), the Company hereby grants to the Investors a first lien on and security interest in and mortgage on, and pledges and assigns to the Investors and each of their successors and assigns, the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal property and fixtures of every kind and nature, including without limitation all goods (including without limitation inventory, equipment and any accessions thereto), instruments (including without limitation promissory notes), documents, accounts (including without limitation health care insurance receivables), chattel paper (whether tangible or electronic), deposit accounts (including all blocked accounts, concentration accounts, lock box accounts, joint accounts, collection evidenced by a writing), money, tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including, without limitation, insurance policies, payment intangibles and all intellectual and similar property of the Company of every kind and nature now owned or hereafter acquired by the Company, including domain names (including, without limitation, the local.com URL), inventions, designs, patents, patent licenses, trademarks, trademark licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing,). All terms used in this paragraph and defined in the Uniform Commercial Code as in effect in the State of New York from time to time (the "NYUCC") shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC.

          (b) The Company hereby authorizes the Investors at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the NYUCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (i) whether the Company is an organization, the type of organization and any organization identification number issued to the Company and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as timber to be cut or as-extracted collateral, a sufficient description of real property to which such Collateral relates. The Company agrees to furnish any such information to the Investors promptly upon request. The Company also ratifies its authorization for the Investors to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

          (c) The Company hereby irrevocably constitutes and appoints the Investors and any director, officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Investors own name, for the purpose of carrying out the terms of the Notes, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the security interest granted pursuant to the Notes and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company to do the following:

          (i) upon the occurrence and during the continuance of an Event of Default (as defined in the Notes), generally to sell, transfer, pledge, license, lease, otherwise dispose of, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the NYUCC and as fully and completely as though the Investors were the absolute owner thereof for all purposes, and to do at the expense of the Company, at any time, or from time to time, all acts and things which the Company deems necessary to protect, preserve or realize upon the Collateral and the security interest therein, in order to effect the intent of the security interest granted pursuant to the Notes, all as fully and effectively as the Company might do, including:
(i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto;
(ii) filing and prosecuting registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes; and (iii) executing, delivering and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

          (ii) to the extent that the Company's authorization given above is not sufficient, to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of the Notes in substitution for a financing statement, as the Investors may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

     8. No Waiver. To the extent permitted by applicable law, no delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     9. Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of the Company and the holders of Company Notes representing at least 50% of the principal amount of Company Notes then outstanding (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Stated Maturity Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon, (iii) change the Conversion Price or (iv) change the place of payment of this Note. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

     10. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     11. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12. Secured Obligation. This Note is one of the Notes referred to in the Intercreditor Agreement and is secured by the collateral described therein. The Intercreditor Agreement grants the Holder certain rights with respect to such collateral upon an Event of Default.

     13. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     14. Costs. If action is instituted to collect on this Note, the Company promises to pay all reasonable costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

     15. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

     16. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this 9% Senior Secured Convertible Note to be signed in its name, effective as of the date first above written.

                                        LOCAL.COM CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                   EXHIBIT A-2

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

                       9% SENIOR SECURED CONVERTIBLE NOTE

$_______________                                               February __, 2007

          FOR VALUE RECEIVED, Local.com Corporation, a Delaware corporation (the "Company"), hereby unconditionally promises to pay to the order of ________________ (the "Holder"), having an address at
__________________________, at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of _____________United States Dollars ($__________), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to nine percent (9%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 9% Senior Secured Convertible Note (the "Note") is converted into Common Stock as provided herein or indefeasibly and irrevocably paid in full by the Company. Interest on this Note shall accrue and shall be payable quarterly on each February 15, May 15, August 15, and November 15 (each, an "Interest Payment Date"), commencing on May 15, 2007, to the Holder of record on the immediately preceding February 1, May 1, August 1 or November 1, as applicable (each, an "Interest Record Date"). At the option of the Company, interest may be paid in cash or newly issued shares of Common Stock ("Interest Shares"), each Interest Share having a value equal to the Market Price on the Interest Payment Date; provided, however, that all interest shall be paid in cash during any Conversion Limit Period. Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on February __, 2009 (the "Stated Maturity Date"). Except as provided herein, all cash payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

          In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of fifteen percent (15%) until paid in full. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

     1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

          "Additional Rights" has the meaning set forth in Section 4 hereof.

          "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

          "Change of Control" shall be deemed to have occurred if, at any time
(i) any Person or any Persons acting together that would constitute a "group" for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person, or (iv) the Persons who were directors of the Company as of the Closing Date (together with any new directors whose election or appointment was approved by the directors then in office who were either directors as of the Closing Date or whose election or appointment was previously approved) ceasing to constitute a majority of the Company's board of directors or the board of directors of the surviving or resulting entity (or its parent).

          "Closing Date" has the meaning set forth in the Purchase Agreement.

          "Common Stock" shall mean the Common Stock, par value $0.00001 per share, of the Company or any securities into which shares of Common Stock may be reclassified after the date hereof.

          "Company" has the meaning set forth in the first paragraph hereof.

          "Company Notes" has the meaning set forth in the third paragraph hereof.

          "Conversion Price" shall mean initially $4.02 per share, subject to adjustment as provided in Section 4.

          "Conversion Shares" means the shares of Common Stock issuable upon conversion of this Note.

          "Convertible Securities" has the meaning set forth in Section 4 hereof.

          "Event of Default" has the meaning set forth in Section 6 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Date" has the meaning set forth in Section 3(d)hereof.

          "Excluded Issuances" has the meaning set forth in Section 4(j) hereof.

          "Forced Redemption Date" has the meaning set forth in Section 3(c) hereof.

          "Forced Redemption Notice" has the meaning set forth in Section 3(c) hereof.

          "Forced Redemption Price" has the meaning set forth in Section 3(c) hereof.

          "Hedging Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

          "Holder" has the meaning set forth in the first paragraph hereof.

          "Indebtedness" means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business,
(ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables or obligations in respect of workers' compensation, unemployment insurance and other social security laws or regulation, all arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

          "Intercreditor Agreement" has the meaning set forth in the Purchase Agreement.

          "Interest Payment Date" has the meaning set forth in the first paragraph hereof.

          "Interest Record Date" has the meaning set forth in the first paragraph hereof.

          "Interest Shares" has the meaning set forth in the first paragraph hereof.

          "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business;
(c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

          "Investors" has the meaning set forth in the Purchase Agreement.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

          "Majority Holders" has the meaning set forth in Section 9 hereof.

          "Market Price", as of a particular date (the "Valuation Date"), shall mean the following: (a) if the Common Stock is then listed on the Nasdaq Global Market or the Nasdaq Capital Market ("Nasdaq") or another national stock exchange, the closing sale price of a share of Common Stock on such exchange on the last Trading Day prior to the Valuation Date; (b) if the Common Stock is then quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "Bulletin Board") or such similar quotation system or association, the closing sale price of a share of Common Stock on the Bulletin Board or such other quotation system or association on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; (c) if such security is then included in the "pink sheets," the closing sale price of one share of Common Stock on the "pink sheets" on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the "pink sheets" as of the end of the last Trading Day prior to the Valuation Date; or (d) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board, the "pink sheets" or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company and the Holder. If the Common Stock is not then listed on a national securities exchange or quoted on the Bulletin Board, the "pink sheets" or other quotation system or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Holder are unable to agree upon the fair market value in respect of subpart (d) of this paragraph, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Holder.

          "New Financing" means the private placement by the Company of its Common Stock or Common Stock Equivalents.

          "Note" has the meaning set forth in the first paragraph hereof.

          "Options" has the meaning set forth in Section 4 hereof.

          "Permitted Indebtedness" means:

          (a) Unsecured Indebtedness existing on the Closing Date and refinancings, renewals and extensions of any such Indebtedness if (i) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended (ii) the principal amount thereof or interest payable thereon is not increased, and (iii) the terms thereof are not less favorable to the Company or the Subsidiary incurring such Indebtedness than the Indebtedness being refinanced, renewed or extended;

          (b) Guaranties by any Subsidiary of any "Permitted Indebtedness" of the Company or another Subsidiary;

          (c) Indebtedness representing the deferred purchase price of property and capital lease obligations which collectively does not exceed $1,000,000 in aggregate principal amount; and

          (d) Indebtedness of the Company to any wholly owned Subsidiary and Indebtedness of any wholly owned Subsidiary to the Company or another wholly owned Subsidiary which constitutes "Permitted Indebtedness."

          "Permitted Investments" means:

          (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 180 days from the date of acquisition thereof;

          (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any State thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 180 days from the date of acquisition thereof;

          (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services or Moody's Investors Services, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

          "Permitted Liens" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company's books and records in accordance with U.S. generally accepted accounting principles, consistently applied;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any of its Subsidiaries; and

          (f) Liens granted to secure the obligations of the Company or any Subsidiary under any Indebtedness permitted under clause (c) of the definition of "Permitted Indebtedness" provided the Lien is limited to the property acquired or so financed (and any accessions thereto and proceeds thereof).

          "Pre-Notice" has the meaning set forth in Section 3(d)hereof.

          "Purchase Agreement" means the Purchase Agreement, dated as of February 22, 2007, by and among the Company and the Investors as that agreement may be amended from time to time in accordance with its terms.

          "Qualified Offering" means a public offering of the Company's Common Stock or Convertible Securities which results in gross proceeds to the Company in an amount at least equal to the principal amount of the Company Notes then outstanding at an effective per share price equal to at least 125% of the Conversion Price then in effect, if such offering is consummated on or prior to the first anniversary of the Closing Date, or 150% of the Conversion Price then in effect, if such offering is consummated after the first anniversary of the Closing Date.

          "Redemption Date" has the meaning set forth in Section 3(b) hereof.

          "Redemption Notice Period" has the meaning set forth in Section 3(b) hereof.

          "Redemption Price" has the meaning set forth in Section 3(b) hereof.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 22, 2007, and as that agreement may be amended from time to time, by and among the Company and the Investors.

          "Restricted Payment" has the meaning set forth in Section 5(b)(iv) hereof.

          "Security Documents" means the collective reference to the this Note, Intercreditor Agreement and each other agreement or writing pursuant to which the Company purports to pledge or grant a security interest in any property or assets securing the Company's obligations or any Person purports to guaranty the payment and/or performance of the

Company's obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

          "Stated Maturity Date" has the meaning set forth in the first paragraph hereof.

          "Subsequent Financing Notice" has the meaning set forth in Section 3(d)hereof.

          "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc., Nasdaq or any other national securities exchange, a day on which such exchange is open for business;
(ii) if the relevant stock or security is quoted on a system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on any system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

          "Trigger Issuance" has the meaning set forth in Section 4(i) hereof.

     2. Purchase Agreement. This Note is one of the several 9% Senior Secured Convertible Notes of the Company issued pursuant to the Purchase Agreement (the "Company Notes"). This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any Person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

     3. Prepayment; Exchange. Except as provided in this Section 3, this Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

          (a) [reserved]

          (b) Subject to the provisions of this clause (b), in the event that either (i) the Company consummates a Qualified Offering or (ii) the closing bid price of a share of Common Stock as traded on Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $8.04 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days commencing after the Registration Statement (as defined in the Registration Rights Agreement) has been effective, the Company, upon thirty (30) days prior written notice (the "Redemption Notice Period") given to Holder within one Business Day following the end of such twenty (20) trading day period, may redeem all, but not less than all, of this Note at a redemption price equal 110% of the principal amount of this Note, plus any accrued and unpaid interest (the "Redemption Price"); provided that (i) such redemption applies to all of the Company Notes then outstanding on the same terms, (ii) all of the shares of Common Stock issuable hereunder (including any Interest Shares) either

(A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which has not been suspended and for which no stop order is in effect, and pursuant to which the Holder is able to sell such shares of Common Stock immediately following the last day of the Redemption Notice Period (the "Redemption Date") or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and (iii) no Conversion Limit Period is in effect or would be in effect assuming the conversion of all Company Notes as a result of such redemption. On the Redemption Date, the Company shall pay the Redemption Price to the Holder in immediately available funds to an account previously specified in writing by the Holder unless the Holder has converted the principal and accrued and unpaid interest on this Note on or prior to the Redemption Date. Notwithstanding the giving of any notice of redemption, the Holder shall have the right to convert the principal and accrued and unpaid interest on this Note pursuant to Section 4 at any time on or prior to 5:00 p.m., New York time, on the Redemption Date. The Holder shall not be required to surrender this Note prior to payment of the Redemption Price. Unless the principal and interest on this Note are converted pursuant to Section 4 prior to the Redemption Date, upon the indefeasible payment in full of the Redemption Price to the Holder as provided in this
Section 3, this Note shall be deemed to have been paid in full and shall no longer be outstanding for any purpose.

          (c) From and after the occurrence of Change of Control, the Majority Holders shall have the right to require the Company to redeem all, but not less than all, of the Company Notes at a redemption price equal 100% of the principal amount of the Company Notes, plus any accrued and unpaid interest (the "Forced Redemption Price"); provided that such redemption applies to all of the Company Notes then outstanding on the same terms. In the event that the Majority Holders elect to require the Company to redeem the Company Notes pursuant to this
Section 3(c), the Majority Holders shall deliver written notice thereof to the Company and the other holders of the Company Notes (the "Forced Redemption Notice") specifying the date on which such redemption shall occur (the "Forced Redemption Date") which date shall not be less than ten (10) days after the date of such Forced Redemption Notice. On the Forced Redemption Date, the Company shall pay the Forced Redemption Price to the Holder in immediately available funds to an account previously specified in writing by the Holder unless the Holder has converted the principal and accrued and unpaid interest on this Note on or prior to the Forced Redemption Date. Notwithstanding the giving of any Forced Redemption Notice, the Holder shall have the right to convert the principal and accrued and unpaid interest on this Note pursuant to Section 4 at any time on or prior to 5:00 p.m., New York time, on the Forced Redemption Date. The Holder shall not be required to surrender this Note prior to payment of the Forced Redemption Price. Unless the principal and interest on this Note are converted pursuant to Section 4 prior to the Forced Redemption Date, upon the indefeasible payment in full of the Forced Redemption Price to the Holder as provided in this Section 3, this Note shall be deemed to have been paid in full and shall no longer be outstanding for any purpose.

          (d) In the event that the Company consummates a New Financing, the Holder shall have the right to exchange all, but not less than all, of this Note and all accrued and unpaid interest thereon into the securities issued in the New Financing on a dollar-for-dollar basis. At least five (5) Business Days prior to the closing of the New Financing, the Company shall deliver to the Holder a written notice of its intention to effect a New Financing (a "Pre-Notice"), which Pre-Notice shall ask such Holder if it wants to review the details of such New Financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of an Investor for a

Subsequent Financing Notice, and only upon a request by such Investor, the Company shall promptly, but no later than one Business Day after such request, deliver a Subsequent Financing Notice to such Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of the New Financing, including the expected closing date thereof (such closing date, the "Exchange Date") and attached to which shall be a term sheet and any proposed agreements or documents relating thereto. The Holder shall notify the Company no later than 6:30 p.m. (New York City time) on the Business Day immediately prior to the Exchange Date of its election to exchange this Note and all accrued and unpaid interest thereon into the securities to be issued in the New Financing, subject to completion of mutually acceptable documentation. The Holder shall have the right to withdraw its election any time prior to 5:00 p.m., New York time, on he Business Day immediately preceding the Exchange Date.

     4. Conversion.

          (a) Prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: dividing the principal amount of this Note to be converted by the Conversion Price then in effect. The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock and by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company's receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Upon any conversion of this Note, the Company shall, at its option, pay any accrued or unpaid interest on the portion of this Note so converted in cash or in Interest Shares, with each Interest Share having a value equal to the Market Price on the conversion date.

          (b) Promptly after receipt of the written notice referred to in
Section 4(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three (3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, as of the close of business on the date on which such written notice shall have been received by the Company and this Note shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount of the Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          (c) No fractional shares shall be issued upon any conversion of this
Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Common Stock. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

          (d) If the Company shall, at any time or from time to time while this
Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Conversion Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and
(ii) the number of Conversion Shares issuable upon conversion of this Note shall be adjusted by multiplying the number of Conversion Shares issuable upon conversion of this Note immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Conversion Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Conversion Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

          (e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another Person shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Conversion Shares immediately theretofore issuable upon conversion of this Note such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in Section 4, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (f) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus), or subscription rights or warrants, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

          (g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (h) In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

          (i) Except as provided in Section 4(j) hereof, if and whenever the Company shall issue or sell, or is, in accordance with any of Sections 4(i)(i) through 4(i)(vii) hereof, deemed to have issued or sold, any Additional Shares of Common Stock (as defined below) for no consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issuance or sale, then and in each such case (a "Trigger Issuance") the then-existing Conversion Price, shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a price determined as follows:

          Adjusted Conversion Price = (A x B) + D
                                      -----------
                                          A+C

                                      where

                    "A" equals the number of shares of Common Stock outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

                    "B" equals the Conversion Price in effect immediately preceding such Trigger Issuance;

                    "C" equals the number of Additional Shares of Common Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

                    "D" equals the aggregate consideration, if any, received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

          For purposes of this subsection (i), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or sold by the Company or deemed to be issued or sold pursuant to this subsection (i), other than Excluded Issuances (as defined in subsection (j) hereof).

          For purposes of this Section 4(i), the following subsections (i)(i) to
(i)(viii) shall also be applicable (subject, in each such case, to the provisions of Section 4(j) hereof):

          (i) In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus
(z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 4(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price immediately prior to the time of such issuance or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 4(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Conversion Price shall be made by reason of the issuance or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of Section 4(j).

          (iii) Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 4(i)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 4(i)(i) or 4(i)(ii), or the rate at which Convertible Securities referred to in subsections 4(i)(i) or 4(i)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 4(i) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 4(i) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          (iv) Subject to the provisions of this Section 4(i), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any

Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration; provided, that if any adjustment is made to the Conversion Price as a result of a declaration of a dividend and such dividend is rescinded, the Conversion Price shall be appropriately readjusted to the Conversion Price in effect had such dividend not been declared.

          (v) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "Additional Rights") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

          (vi) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (vii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issuance or sale of Common Stock for the purpose of this subsection (i).

          (viii) Notwithstanding any other provision in this subsection (i) to the contrary, if a reduction in the Conversion Price pursuant to this subsection
(i) (other than as set forth in
this clause (viii)) would require the Company, to issue in excess of 19.9% of the shares of Common Stock outstanding on the Closing Date that are held by non-affiliates at a conversion price less than fair market value (as defined in Nasdaq Marketplace Rule 4350) (the "Conversion Limitation") or to otherwise obtain stockholder approval of the transactions contemplated by the Purchase Agreement to be consummated on the Closing Date pursuant to Nasdaq Marketplace Rule 4350(i) and such stockholder approval has not been obtained, (i) the Conversion Price shall be reduced to the maximum extent that would not require stockholder approval under such Rule, and (ii) the Company shall use its commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including by calling a special meeting of stockholders to vote on such Conversion Price adjustment. In no event shall the Company be obligated to issue any shares of Common Stock in excess of the Conversion Limitation until stockholder approval has been obtained. Unless stockholder approval has been obtained, in the event that any Holder converts this Note or any portion thereof pursuant to this Section 4 and such conversion would result in the issuance of shares of Common Stock in excess of the Conversion Limitation then the Company shall redeem the portion of the Note in excess of the Conversion Limitation, together with interest thereon (the "Redeemed Portion"). The Company shall redeem the Redeemed Portion at face value together with accrued interest thereon at the interest rate then applicable to this Note in no more than four equal installments, the last one of which shall be paid no later than the Stated Maturity Date. The Redeemed Portion shall be deemed to continue to be outstanding hereunder until the Redeemed Portion is paid in full.

          (j) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (C) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Note) (collectively, "Excluded Issuances").

          (k) In case at any time:

          (i) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

          (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

          (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least 20 Business Days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 4(k) and (b) in the case of any event set forth in clause (iii) of this Section 4(k), at least 20 Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 4(k).

          (l) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

          (m) The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or trading market upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

          (n) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder. When the Company is required to issue Conversion Shares hereunder, if: (1) certificates representing such Conversion Shares are not delivered to the Holder within three (3) Business Days of the Automatic Conversion Date or the Optional Conversion Date, as applicable, and (2) prior to the time such certificates are received, the Holder, or any third party on behalf of such Holder or for the Holder's account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of such certificates (a "Buy-In"), then the Company shall pay in cash to the Holder (for costs incurred either directly by such Holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by the Holder as a result of the sale to which such Buy-In relates. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

          (o) The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

          (p) Notwithstanding anything to the contrary contained herein, the number of Conversion Shares that may be acquired by the Holder upon any conversion of this Note (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 4(f) of this Note. This restriction may not be waived.

     5. Covenants.

          (a) So long as any amount due under this Note is outstanding and until the earlier of (i) the indefeasible payment in full of all amounts payable by the Company hereunder and (ii) the conversion of this Note:

          (i) The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

          (ii) The Company shall promptly notify the Holder in writing of any of the following events to the extent such events are not disclosed by the Company in its SEC Filings: (A) any change in the business or the operations the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, and (B) any information which indicates that any financial statements which are the subject of any representation contained in the Transaction Documents, or which are furnished to the Holder pursuant to the Transaction Documents, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

          (iii) The Company shall promptly notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

          (iv) The Company shall promptly notify the Holder of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency against the Company or any Subsidiary or to which the Company or any Subsidiary may be subject which alleges damages in excess of Two Hundred Fifty Thousand United States Dollars ($250,000).

          (v) The Company shall promptly notify the Holder of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party which default could reasonably be expected to have a Material Adverse Effect.

          (vi) The Company shall and shall cause each Subsidiary to promptly take any and all actions necessary to execute any definitive documentation (which documentation shall include customary representations, warranties, covenants, conditions and agreements, and any UCC financing statements) reasonably requested by the Holder, for obtaining the benefits of the Security Documents, subject to the terms and conditions stated therein.

          (vii) The Company shall and shall cause each Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

          (viii) The Company shall and shall cause each Subsidiary to all times maintain with financially sound and reputable insurance companies insurance covering its assets and its businesses in such amounts and covering such risks (including, without limitation, hazard, business interruption and public liability) as is consistent with sound business practice and as may be obtained at commercially reasonable rates.

          (ix) The Company shall and shall cause each Subsidiary to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          (x) The Company shall and shall cause each Subsidiary to use commercially reasonable efforts to do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition and use commercially reasonable efforts to make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted.

          (xi) At its own expense, the Company shall and shall cause each Subsidiary to make, execute, endorse, acknowledge, file and/or deliver any documents and take all commercially reasonable actions necessary or required to maintain its ownership rights in its Intellectual Property, including, without limitation, (i) any action reasonably required to protect the Intellectual Property in connection with any infringement, suspected infringement, passing off, act of unfair competition or other unlawful interference with the rights of the Company or any Subsidiary in and to such Intellectual Property, and (ii) any registrations with the United States Patent & Trademark Office and any corresponding foreign patent and/or trademark office required for the Company or any Subsidiary to carry on its business as presently conducted and as presently proposed to be conducted. Except for non-exclusive licenses granted in the ordinary course of business, the Company shall not and shall cause each Subsidiary not to transfer, assign or otherwise convey the Intellectual Property, any registrations or applications thereof and all goodwill associated therewith, to any person or entity.

          (xii) Promptly after the occurrence thereof, the Company shall and shall cause each Subsidiary to inform the Holder of the following material developments to the extent such events are not disclosed by the Company in its SEC Filings: (i) entering into material agreements outside the ordinary course of business consistent with past practice, (ii) any issuance of debt securities by the Company or any Subsidiary, (iii) the incurrence of any Indebtedness, other than Permitted Indebtedness, by the Company or any Subsidiary, (iv) a change in the number of the Board of Directors of the Company, (v) a sale, lease or transfer of any material portion of the assets of the Company or any Subsidiary and (vi) any change in ownership of any Subsidiary (specifying the details of any such change, including the identity and ownership amount of any new owner).

          (b) So long as any amount due under this Note is outstanding and until the earlier of (i) the indefeasible payment in full of all amounts payable by the Company hereunder and (ii) the conversion of this Note, without the prior written consent of the Majority Holders (for purposes of this Section 5(b), any Company Notes held by any employee, director or officer of the Company or any Subsidiary shall not be deemed to be outstanding):

          (i) The Company shall not and shall cause each Subsidiary not to create, incur, guarantee, issue, assume or in any manner become liable in respect of any Indebtedness, other than Permitted Indebtedness.

          (ii) The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than (i) Liens created pursuant to the Security Documents and (ii)

Permitted Liens. The Company shall not, and shall cause each Subsidiary not to, be bound by any agreement which limits the ability of the Company or any Subsidiary to grant Liens.

          (iii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service (other than service as an employee)) with, or for the benefit of, any of its Affiliates other than a wholly owned Subsidiary, except for consulting arrangements with directors approved by the Board.

          (iv) The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or pay any dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing (each of the foregoing is herein called a "Restricted Payment"); provided, that (i) the Company may make payments of interest, premium if any, and principal of the Notes in accordance with the terms hereof, (ii) provided that no Event of Default or event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing, the Company and its Subsidiaries may make regularly scheduled payments of interest and principal of any Permitted Indebtedness, (iii) any Subsidiary directly or indirectly wholly owned by the Company may pay dividends on its capital stock and (iv) the Company may repurchase capital stock from a former employee in connection with the termination or other departure of such employee, strictly in accordance with the terms of any agreement entered into with such employee and in effect on the Closing Date (as defined in the Purchase Agreement), provided that (A) such repurchase is approved by a majority of the Board, (B) payments permitted under this clause (iv) shall not exceed Five Hundred Thousand United States Dollars ($500,000) in the aggregate, and (C) no such payment may be made if an Event of Default or an event which, with the giving of notice, the lapse of time or both would constitute an Event of Default has occurred and is continuing or would result from such payment.

          (v) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, engage in any business other than the business of providing online advertising services to businesses on the Internet.

          (vi) The Company shall not and shall cause each Subsidiary not to make or own any Investment in any Person, including without limitation any joint venture, other than (A) Permitted Investments, (B) operating deposit accounts with banks, (C) Hedging Agreements entered into in the ordinary course of the Company's financial planning and not for speculative purposes, (D) investments in connection with any strategic alliance or joint venture arrangement approved by the Company's Board of Directors and (E) investments by the Company in the capital stock of any wholly owned Subsidiary.

          (vii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or any Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any Subsidiary to any Person in connection with such lease.

          (viii) The Company shall not and shall cause each Subsidiary not to settle, or agree to indemnify or defend third parties against, any material lawsuit, except as may be required by judicial or regulatory order or by agreements entered into prior to the date hereof on a basis consistent with past practice. A material lawsuit shall be any lawsuit in which the amount in controversy exceeds Two Hundred Fifty Thousand United States Dollars ($250,000).

          (ix) The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document in a manner adverse to the Holder.

     6. Event of Default. The occurrence of any of following events shall constitute an "Event of Default" hereunder:

          (a) the failure of the Company to make any payment of principal on this Note when due, whether at maturity, upon acceleration or otherwise;

          (b) the failure of the Company to make any payment of interest on this Note, or any other amounts due under the other Transaction Documents when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

          (c) the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;

          (d) there shall have occurred an acceleration of the stated maturity of any Indebtedness of the Company or its Subsidiaries of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

          (e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under title 11 of the United States Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

          (f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds One Hundred Thousand United States Dollars ($100,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as the Company or the Subsidiary affected thereby is in compliance with the terms of such judgment;

          (g) the Company is in breach of the requirements of Section 5(b) hereof;

          (h) if any representation or statement of fact made in any Transaction Document, certificate or other document furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished;

          (i) any Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Holders, free and clear of all other Liens (other than Permitted Liens), or any of the security interests granted pursuant to the Security Documents shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Holder with a perfected, first priority security interest in the collateral covered by the Security Documents, free and clear of all other Liens (other than Permitted Liens) or, except for expiration or termination in accordance with their terms, the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof or any other Transaction Documents shall be contested by the Company; or

          (j) if the Company fails to observe or perform in any material respect any of its covenants contained in the Transaction Documents (other than any failure covered by Section 6(a), (b) or (g)), and such failure continues for thirty (30) days after receipt by the Company of notice thereof.

          Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable
(A) upon election of the Holder, with respect to (a) through (d) and (f) through
(j), and (B) automatically, with respect to (e). Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents. If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys' fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder and under the other Transaction Documents.

     7. Security Interest.

          (a) To secure the payment or performance, as the case may be, in full of all obligations, whether, direct or indirect (including those acquired by assumption), contingent or absolute, of every type or description and at any time existing, of the Company to make due and punctual payment of principal of, and all interest on, the Notes, costs and attorneys' fees and all other monetary obligations of the Company under or in respect of the Notes, the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company under or in respect of the Notes, and all damages (whether provided for in the Notes or otherwise permitted by law), in respect of a failure or refusal by the Company to pay or perform as required under the Notes (collectively, the "Obligations"), the Company hereby grants to the Investors a first lien on and security interest in and mortgage on, and pledges and assigns to the Investors and each of their successors and assigns, the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal property and fixtures of every kind and nature, including without limitation all goods (including without limitation inventory, equipment and any accessions thereto), instruments (including without limitation promissory notes), documents, accounts (including without limitation health care insurance receivables), chattel paper (whether tangible or electronic), deposit accounts (including all blocked accounts, concentration accounts, lock box accounts, joint accounts, collection evidenced by a writing), money, tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including, without limitation, insurance policies, payment intangibles and all intellectual and similar property of the Company of every kind and nature now owned or hereafter acquired by the Company, including domain names (including, without limitation, the local.com URL) inventions, designs, patents, patent licenses, trademarks, trademark licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, licenses for any of the foregoing and all license rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing,). All terms used in this paragraph and defined in the Uniform Commercial Code as in effect in the State of New York from time to time (the "NYUCC") shall have the same definitions herein as specified therein; provided, however, that if a term is defined in
Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC.

          (b) The Company hereby authorizes the Investors at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the NYUCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (i) whether the Company is an organization, the type of organization and any organization identification number issued to the Company and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as timber to be cut or as-extracted collateral, a sufficient description of real property to which such Collateral relates. The Company agrees to furnish any such information to the Investors promptly upon request. The Company also ratifies its authorization for the Investors to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

          (c) The Company hereby irrevocably constitutes and appoints the Investors and any director, officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Investors own name, for the purpose of carrying out the terms of the Notes, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the security interest granted pursuant to the Notes and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company to do the following:

          (i) upon the occurrence and during the continuance of an Event of Default (as defined in the Notes), generally to sell, transfer, pledge, license, lease, otherwise dispose of, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the NYUCC and as fully and completely as though the Investors were the absolute owner thereof for all purposes, and to do at the expense of the Company, at any time, or from time to time, all acts and things which the Company deems necessary to protect, preserve or realize upon the Collateral and the security interest therein, in order to effect the intent of the security interest granted pursuant to the Notes, all as fully and effectively as the Company might do, including:
(i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto;
(ii) filing and prosecuting registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes; and (iii) executing, delivering and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

          (ii) to the extent that the Company's authorization given above is not sufficient, to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of the Notes in substitution for a financing statement, as the Investors may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

     8. No Waiver. To the extent permitted by applicable law, no delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

     9. Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of the Company and the holders of Company Notes representing at least 50% of the principal amount of Company Notes then outstanding (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Stated Maturity Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon, (iii) change the Conversion Price or (iv) change the place of payment of this Note. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

     10. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     11. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12. Secured Obligation. This Note is one of the Notes referred to in the Intercreditor Agreement and is secured by the collateral described therein. The Intercreditor Agreement grants the Holder certain rights with respect to such collateral upon an Event of Default.

     13. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     14. Costs. If action is instituted to collect on this Note, the Company promises to pay all reasonable costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

     15. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

     16. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this 9% Senior Secured Convertible Note to be signed in its name, effective as of the date first above written.

                                        LOCAL.COM CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT B-1

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

     SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON FIFTH ANNIVERSARY OF THE CLOSING DATE (THE "EXPIRATION DATE").

No. A-__________

                              LOCAL.COM CORPORATION

                 SERIES A WARRANT TO PURCHASE 597,015 SHARES OF
                   COMMON STOCK, PAR VALUE $0.00001 PER SHARE

     For VALUE RECEIVED, Hearst Communications, Inc. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Local.com Corporation, a Delaware corporation ("Company"), from and after the Closing Date and at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $4.82 (the exercise price in effect being herein called the "Warrant Price"), 597,015 shares ("Warrant Shares") of the Company's Common Stock, par value $0.00001 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued pursuant to the Purchase Agreement, dated as of February 22, 2007 (the "Purchase Agreement"), among the Company and the initial holders of the Company Warrants (as defined below). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered.

     Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If the certificates so delivered: (1) are not delivered to the Warrantholder within three (3) Business Days after the warrant has been exercised and (2) prior to the time such certificates are received, the Warrantholder, or any third party on behalf of such Warrantholder or for the Warrantholder's account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of such certificates (a "Buy-In"), then the Company shall pay in cash to the Warrantholder (for costs incurred either directly by such Warrantholder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by the Warrantholder as a result of the sale to which such Buy-In relates. The Warrantholder shall provide the Company written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In.

     If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.

     Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

     As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this

Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     Section 8. Adjustments. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (d) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          (e) To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Common Stock is then listed, the Company from time to time may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Warrantholder at least five (5) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period during which it will be in effect.

     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the fair market value of such fractional share of Common Stock on the date of exercise.

     Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (as defined in the Registration Rights Agreement) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (as defined in the Registration Rights Agreement) (whether alone, or in combination with any other Blackout Period) continues for more than 30 days, or if the company suspends the use of the Registration Statement pursuant to an Allowed Delay for more than 45 days in any 12 month period, or for more than a total of 20 consecutive days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 30-day, 45 day or 20 day limits, as the case may be, that the Blackout Period or the Allowed Delay continues.

     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is U.S. Stock Transfer Corporation. Upon the appointment of any subsequent transfer agent for the Common

Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

          If to the Company:

             Local.com Corporation
             One Technology Drive, Building G
             Irvine, California 92618
             Attention: Chief Financial Officer
             Fax: (949) 341-5396

          With a copy to:

             Rutan & Tucker, LLP
             611 Anton Blvd., Suite 1400
             Costa Mesa, CA 92626
             Attention: Derek D. Dundas
             Fax: 714 -546- 9035

     Section 15. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

     Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     Section 18. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

                                      Y (A - B)
                                  X = ---------
                                          A

where

               X = the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

               Y = the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

               A = the closing bid price of one share of Common Stock on the trading day immediately preceding the date the net issue election is made; and

               B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

     Section 19. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

     Section 20. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of 1,592,040 shares of Common Stock (collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and
(y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

     Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the 22 day of February __, 2007.

                                        LOCAL.COM CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT B-1
                                   APPENDIX A
                              LOCAL.COM CORPORATION
                              WARRANT EXERCISE FORM

To Local.com Corporation:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

             --------------------------------------
             Name

             --------------------------------------
             Address

             --------------------------------------

             --------------------------------------
             Federal Tax ID or Social Security No.

     and delivered by   certified mail to the above address, or
                        electronically (provide DWAC
                        instructions: ___________________), or
                        by _________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note: The signature must correspond with


      Signature:
                 ------------------------------------

the name of the Warrantholder as
written on the first page of the
Warrant in every particular, without    ----------------------------------------
alteration or enlargement or any        Name (please print)
change whatever, unless the Warrant
has been assigned.                      ----------------------------------------

                                        ----------------------------------------
                                        Address

                                        ----------------------------------------
                                        Federal Identification or
                                        Social Security No.

                                        Assignee:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                   APPENDIX B
                              LOCAL.COM CORPORATION
                            NET ISSUE ELECTION NOTICE

To: Local.com Corporation

Date:[_________________________]

     The undersigned hereby elects under Section 18 of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


-------------------------------------
Signature

-------------------------------------
Name for Registration

-------------------------------------
Mailing Address

                                   EXHIBIT B-2

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

     SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON FIFTH ANNIVERSARY OF THE CLOSING DATE (THE "EXPIRATION DATE").

No. A-__________

                              LOCAL.COM CORPORATION

                 SERIES A WARRANT TO PURCHASE _______ SHARES OF
                   COMMON STOCK, PAR VALUE $0.00001 PER SHARE

     For VALUE RECEIVED, ____________________ ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Local.com Corporation, a Delaware corporation ("Company"), from and after the Closing Date and at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $4.82 (the exercise price in effect being herein called the "Warrant Price"), ______ shares ("Warrant Shares") of the Company's Common Stock, par value $0.00001 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued pursuant to the Purchase Agreement, dated as of February 22, 2007 (the "Purchase Agreement"), among the Company and the initial holders of the Company Warrants (as defined below). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered.

     Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If the certificates so delivered: (1) are not delivered to the Warrantholder within three (3) Business Days after the warrant has been exercised and (2) prior to the time such certificates are received, the Warrantholder, or any third party on behalf of such Warrantholder or for the Warrantholder's account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of such certificates (a "Buy-In"), then the Company shall pay in cash to the Warrantholder (for costs incurred either directly by such Warrantholder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by the Warrantholder as a result of the sale to which such Buy-In relates. The Warrantholder shall provide the Company written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In.

     If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.

     Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

     As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     Section 8. Adjustments. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (d) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          (e) To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Common Stock is then listed, the Company from time to time may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Warrantholder at least five (5) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period during which it will be in effect.

     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the fair market value of such fractional share of Common Stock on the date of exercise.

     Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (as defined in the Registration Rights Agreement) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (as defined in the Registration Rights Agreement) (whether alone, or in combination with any other Blackout Period) continues for more than 30 days, or if the company suspends the use of the Registration Statement pursuant to an Allowed Delay for more than 45 days in any 12 month period, or for more than a total of 20 consecutive days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 30-day, 45 day or 20 day limits, as the case may be, that the Blackout Period or the Allowed Delay continues.

     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is US Stock Transfer Corporation. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

               If to the Company:

                  Local.com Corporation
                  One Technology Drive, Building G
                  Irvine, California 92618
                  Attention: Chief Financial Officer
                  Fax: (949) 341-5396

               With a copy to:

                  Rutan & Tucker, LLP
                  611 Anton Blvd., Suite 1400
                  Costa Mesa, CA 92626
                  Attention: Derek D. Dundas
                  Fax: 714 -546- 9035

     Section 15. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

     Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     Section 18. Call Provision. Notwithstanding any other provision contained in this Warrant to the contrary, in the event that the closing bid price per share of Common Stock as traded on the Nasdaq Global Market or the Nasdaq Capital Market (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $9.64 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days commencing after the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective, the Company, upon ten (10) days prior written notice (the "Notice Period") given to the Warrantholder within one Business Day immediately following the end of such twenty (20) trading day period, may demand that the Warrantholder exercise its cash exercise rights hereunder, and the Warrantholder must exercise its rights hereunder prior to the end of the Notice Period; provided that (i) the Company simultaneously gives a similar notice to all holders of Company Warrants (as defined below), (ii) all of the shares of Common Stock issuable hereunder either (A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which has not been suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and
(iii) this Warrant is fully exercisable for the full amount of Warrant Shares covered hereby. If such exercise is not made or if only a partial exercise is made, any and all rights to further exercise the Warrant shall cease upon the expiration of the Notice Period.

     Section 19. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

                                  X = Y (A - B)
                                      ---------
                                         A

where

               X = the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

               Y = the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

               A = the closing bid price of one share of Common Stock on the trading day immediately preceding the date the net issue election is made; and

               B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

     Section 20. Limitations on Exercise.

          (a) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant. By written notice to the Company, the Warrantholder may waive the provisions of this Section 20(a), but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Warrantholder.

          (b) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant. This restriction may not be waived.

     Section 21. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

     Section 22. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of 1,592,040 shares of Common Stock (collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and
(y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

     Section 23. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ______ day of February, 2007.

                                        LOCAL.COM CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   APPENDIX A
                              LOCAL.COM CORPORATION
                              WARRANT EXERCISE FORM

To Local.com Corporation:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

                  _____________________________________
                  Name

                  _____________________________________
                  Address

                  _____________________________________

                  _____________________________________
                  Federal Tax ID or Social Security No.

     and delivered by   certified mail to the above address, or
                        electronically (provide DWAC
                        instructions:___________________), or
                        by _________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note: The signature must correspond with


Signature:
           --------------------------------

the name of the Warrantholder as
written on the first page of the
Warrant in every particular, without    ----------------------------------------
alteration or enlargement or any        Name (please print)
change whatever, unless the Warrant
has been assigned.                      ----------------------------------------

                                        ----------------------------------------
                                        Address

                                        ----------------------------------------
                                        Federal Identification or
                                        Social Security No.

                                        Assignee:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                   APPENDIX B
                              LOCAL.COM CORPORATION
                            NET ISSUE ELECTION NOTICE

To: Local.com Corporation

Date:[_________________________]

     The undersigned hereby elects under Section 19 of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


-------------------------------------
Signature

-------------------------------------
Name for Registration

-------------------------------------
Mailing Address

                                   EXHIBIT C-1

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

     SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON FIFTH ANNIVERSARY OF THE CLOSING DATE (THE "EXPIRATION DATE").

No. B-__________

                              LOCAL.COM CORPORATION

                 SERIES B WARRANT TO PURCHASE 597,015 SHARES OF
                   COMMON STOCK, PAR VALUE $0.00001 PER SHARE

     For VALUE RECEIVED, Hearst Communications, Inc. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Local.com Corporation, a Delaware corporation ("Company"), from and after the Closing Date and at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $5.63 (the exercise price in effect being herein called the "Warrant Price"), 597,015 shares ("Warrant Shares") of the Company's Common Stock, par value $0.00001 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued pursuant to the Purchase Agreement, dated as of February 22, 2007 (the "Purchase Agreement"), among the Company and the initial holders of the Company Warrants (as defined below). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered.

     Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If the certificates so delivered: (1) are not delivered to the Warrantholder within three (3) Business Days after the warrant has been exercised and (2) prior to the time such certificates are received, the Warrantholder, or any third party on behalf of such Warrantholder or for the Warrantholder's account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of such certificates (a "Buy-In"), then the Company shall pay in cash to the Warrantholder (for costs incurred either directly by such Warrantholder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by the Warrantholder as a result of the sale to which such Buy-In relates. The Warrantholder shall provide the Company written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In.

     If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.

     Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

     As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this

Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     Section 8. Adjustments. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (d) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          (e) To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Common Stock is then listed, the Company from time to time may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Warrantholder at least five (5) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period during which it will be in effect.

     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the fair market value of such fractional share of Common Stock on the date of exercise.

     Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (as defined in the Registration Rights Agreement) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (as defined in the Registration Rights Agreement) (whether alone, or in combination with any other Blackout Period) continues for more than 30 days, or if the company suspends the use of the Registration Statement pursuant to an Allowed Delay for more than 45 days in any 12 month period, or for more than a total of 20 consecutive days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 30-day, 45 day or 20 day limits, as the case may be, that the Blackout Period or the Allowed Delay continues.

     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is US Stock Transfer. Upon the appointment of any subsequent transfer agent for the Common

Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

               If to the Company:

                    Local.com Corporation
                    One Technology Drive, Building G
                    Irvine, California 92618
                    Attention: Chief Financial Officer
                    Fax: (949) 341-5396

               With a copy to:

                    Rutan & Tucker, LLP
                    611 Anton Blvd., Suite 1400
                    Costa Mesa, CA 92626
                    Attention: Derek D. Dundas
                    Fax: 714 -546- 9035

     Section 15. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

     Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     Section 18. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

                                    Y (A - B)
                                X = ---------
                                        A

where

               X = the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

               Y = the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

               A = the closing bid price of one share of Common Stock on the trading day immediately preceding the date the net issue election is made; and

               B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

     Section 19. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

     Section 20. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of 1,592,040 shares of Common Stock (collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and
(y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

     Section 21. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ______ day of February, 2007.

                                        LOCAL.COM CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT C-1
                                   APPENDIX A
                              LOCAL.COM CORPORATION
                              WARRANT EXERCISE FORM

To Local.com Corporation:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:


                    _____________________________________
                    Name

                    _____________________________________
                    Address

                    _____________________________________

                    _____________________________________
                    Federal Tax ID or Social Security No.

     and delivered by   certified mail to the above address, or
                        electronically (provide DWAC
                        instructions:___________________), or
                        by _________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note:  The signature must correspond with


       Signature:
                  -----------------------------

the name of the Warrantholder as
written on the first page of the        ----------------------------------------
Warrant in every particular, without    Name (please print)
alteration or enlargement or any
change whatever, unless the Warrant     ----------------------------------------
has been assigned.
                                        ----------------------------------------

                                        ----------------------------------------
                                        Address

                                        ----------------------------------------
                                        Federal Identification or
                                        Social Security No.

                                        Assignee:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                   APPENDIX B
                              LOCAL.COM CORPORATION
                            NET ISSUE ELECTION NOTICE

To: Local.com Corporation

Date:[_________________________]

     The undersigned hereby elects under Section 18 of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


-------------------------------------
Signature

-------------------------------------
Name for Registration

-------------------------------------
Mailing Address

                                   EXHIBIT C-2

     THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

     SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON FIFTH ANNIVERSARY OF THE CLOSING DATE (THE "EXPIRATION DATE").

No. B-__________

                              LOCAL.COM CORPORATION

                 SERIES B WARRANT TO PURCHASE _______ SHARES OF
                   COMMON STOCK, PAR VALUE $0.00001 PER SHARE

     For VALUE RECEIVED, ____________________ ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Local.com Corporation, a Delaware corporation ("Company"), from and after the Closing Date and at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at an exercise price per share equal to $5.63 (the exercise price in effect being herein called the "Warrant Price"), ______ shares ("Warrant Shares") of the Company's Common Stock, par value $0.00001 per share ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued pursuant to the Purchase Agreement, dated as of February 22, 2007 (the "Purchase Agreement"), among the Company and the initial holders of the Company Warrants (as defined below). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

     Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant, in whole or in part, at any time prior to its expiration upon surrender of the Warrant, together with delivery of a duly executed Warrant exercise form, in the form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds (or, in certain circumstances, by cashless exercise as provided below) of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder). The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered.

     Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement. If the certificates so delivered: (1) are not delivered to the Warrantholder within three (3) Business Days after the warrant has been exercised and (2) prior to the time such certificates are received, the Warrantholder, or any third party on behalf of such Warrantholder or for the Warrantholder's account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Warrantholder of such certificates (a "Buy-In"), then the Company shall pay in cash to the Warrantholder (for costs incurred either directly by such Warrantholder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by the Warrantholder as a result of the sale to which such Buy-In relates. The Warrantholder shall provide the Company written notice indicating the amounts payable to the Warrantholder in respect of the Buy-In.

     If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.

     Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

     As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     Section 4. Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this

Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     Section 8. Adjustments. Subject and pursuant to the provisions of this
Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

          (c) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

          (d) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          (e) To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Common Stock is then listed, the Company from time to time may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Warrantholder at least five (5) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period during which it will be in effect.

     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the fair market value of such fractional share of Common Stock on the date of exercise.

     Section 10. Extension of Expiration Date. If the Company fails to cause any Registration Statement covering Registrable Securities (as defined in the Registration Rights Agreement) to be declared effective prior to the applicable dates set forth therein, or if any of the events specified in Section 2(c)(ii) of the Registration Rights Agreement occurs, and the Blackout Period (as defined in the Registration Rights Agreement) (whether alone, or in combination with any other Blackout Period) continues for more than 30 days, or if the company suspends the use of the Registration Statement pursuant to an Allowed Delay for more than 45 days in any 12 month period, or for more than a total of 20 consecutive days, then the Expiration Date of this Warrant shall be extended one day for each day beyond the 30-day, 45 day or 20 day limits, as the case may be, that the Blackout Period or the Allowed Delay continues.

     Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is ___________________. Upon the appointment of any subsequent transfer agent for the

Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 14. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

          If to the Company:

             Local.com Corporation
             One Technology Drive, Building G
             Irvine, California 92618
             Attention: Chief Financial Officer
             Fax: (949) 341-9396

          With a copy to:

             Rutan & Tucker, LLP
             611 Anton Blvd., Suite 1400
             Costa Mesa, CA 92626
             Attention: Derek D. Dundas
             Fax: 714 -546- 9035

     Section 15. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement, and any subsequent Warrantholder may be entitled to such rights.

     Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 17. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     Section 18. Call Provision. Notwithstanding any other provision contained in this Warrant to the contrary, in the event that the closing bid price per share of Common Stock as traded on the Nasdaq Global Market or the Nasdaq Capital Market (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $11.26 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading days commencing after the Registration Statement (as defined in the Registration Rights Agreement) has been declared effective, the Company, upon ten (10) days prior written notice (the "Notice Period") given to the Warrantholder within one Business Day immediately following the end of such twenty (20) trading day period, may demand that the Warrantholder exercise its cash exercise rights hereunder, and the Warrantholder must exercise its rights hereunder prior to the end of the Notice Period; provided that (i) the Company simultaneously gives a similar notice to all holders of Company Warrants (as defined below), (ii) all of the shares of Common Stock issuable hereunder either (A) are registered pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) which has not been suspended and for which no stop order is in effect, and pursuant to which the Warrantholder is able to sell such shares of Common Stock at all times during the Notice Period or (B) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement) and
(iii) this Warrant is fully exercisable for the full amount of Warrant Shares covered hereby. If such exercise is not made or if only a partial exercise is made, any and all rights to further exercise the Warrant shall cease upon the expiration of the Notice Period.

     Section 19. Cashless Exercise. Notwithstanding any other provision contained herein to the contrary, so long as the Company is required under the Registration Rights Agreement to have effected the registration of the Warrant Shares for resale to the public pursuant to a Registration Statement (as such term is defined in the Registration Rights Agreement), if the Warrant Shares may not be freely sold to the public for any reason (including, but not limited to, the failure of the Company to have effected the registration of the Warrant Shares or to have a current prospectus available for delivery or otherwise, but excluding the period of any Allowed

Delay (as defined in the Registration Rights Agreement), the Warrantholder may elect to receive, without the payment by the Warrantholder of the aggregate Warrant Price in respect of the shares of Common Stock to be acquired, shares of Common Stock of equal value to the value of this Warrant, or any specified portion hereof, by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with a Net Issue Election Notice, in the form annexed hereto as Appendix B, duly executed, to the Company. Thereupon, the Company shall issue to the Warrantholder such number of fully paid, validly issued and nonassessable shares of Common Stock as is computed using the following formula:

                                      Y (A - B)
                                  X = ---------
                                          A

where

               X = the number of shares of Common Stock to which the Warrantholder is entitled upon such cashless exercise;

               Y = the total number of shares of Common Stock covered by this Warrant for which the Warrantholder has surrendered purchase rights at such time for cashless exercise (including both shares to be issued to the Warrantholder and shares as to which the purchase rights are to be canceled as payment therefor);

               A = the closing bid price of one share of Common Stock on the trading day immediately preceding the date the net issue election is made; and

               B = the Warrant Price in effect under this Warrant at the time the net issue election is made.

     Section 20. Limitations on Exercise.

          (a) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant. By written notice to the Company, the Warrantholder may waive the provisions of this Section 20(a), but any such waiver will not be effective until the 61st day after delivery of such notice, nor will any such waiver effect any other Warrantholder.

          (b) Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a transaction contemplated by Section 8 of this Warrant. This restriction may not be waived.

     Section 21. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

     Section 22. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of 1,592,040 shares of Common Stock (collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to all outstanding Company Warrants (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and
(y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the Expiration Date may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

     Section 23. Section Headings. The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ______ day of February, 2007.

                                        LOCAL.COM CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT C-2

                                   APPENDIX A
                              LOCAL.COM CORPORATION
                              WARRANT EXERCISE FORM

To Local.com Corporation:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

_____________________________________
Name

_____________________________________
Address

_____________________________________

_____________________________________
Federal Tax ID or Social Security No.

and delivered by certified mail to the above address, or
                 electronically (provide DWAC instructions:___________________), or by _________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note: The signature must correspond with


Signature:
           --------------------------
the name of the Warrantholder as
written on the first page of the        ----------------------------------------
Warrant in every particular, without    Name (please print)
alteration or enlargement or any
change whatever, unless the Warrant     ----------------------------------------
has been assigned.
                                        ----------------------------------------
                                        Address

                                        ----------------------------------------
                                        Federal Identification or
                                        Social Security No.

                                        Assignee:

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                   APPENDIX B
                              LOCAL.COM CORPORATION
                            NET ISSUE ELECTION NOTICE

To: Local.com Corporation

Date: [_________________________]

The undersigned hereby elects under Section 19 of this Warrant to surrender the right to purchase [____________] shares of Common Stock pursuant to this Warrant and hereby requests the issuance of [_____________] shares of Common Stock. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


-------------------------------------
Signature

-------------------------------------
Name for Registration

-------------------------------------
Mailing Address

                                   EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of this 22 day of February, 2007 by and among Local.com Corporation, a Delaware corporation (the "Company"), and the "Investors" named in that certain Purchase Agreement by and among the Company and the Investors (the "Purchase Agreement").

     The parties hereby agree as follows:

     1. Certain Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

     "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     "Common Stock" shall mean the Company's common stock, par value $0.00001 per share, and any securities into which such shares may hereinafter be reclassified.

     "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Notes.

     "Interest Shares" means the shares of Common Stock issued in lieu of the payment of cash interest under the Notes.

     "Investors" shall mean the Investors identified in the Purchase Agreement and any Affiliate or permitted transferee of any Investor who is a subsequent holder of any Warrants or Registrable Securities.

     "Notes" means the 9% Senior Secured Convertible Notes issued by the Company to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit A.

     "Prospectus" shall mean (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any "free writing prospectus" as defined in Rule 405 under the 1933 Act.

     "Register," "registered" and "registration" refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

     "Registrable Securities" shall mean (i) the Conversion Shares, (ii) the Warrant Shares, (iii) the Interest Shares and (iv) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable

Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale by the Investors pursuant to Rule 144(k).

     "Registration Statement" shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     "Required Investors" means the Investors holding a majority of the Registrable Securities.

     "SEC" means the U.S. Securities and Exchange Commission.

     "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Warrants" means, (i) the Series A warrants to purchase shares of Common Stock issued to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit B and (ii) the Series B warrants to purchase shares of Common Stock issued to the Investors pursuant to the Purchase Agreement, the form of which is attached to the Purchase Agreement as Exhibit C.

     "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants.

     2.   Registration.

               (a)  Registration Statements.

               (i) Promptly following the closing of the purchase and sale of the securities contemplated by the Purchase Agreement (the "Closing Date") but no later than forty-five (45) days after the Closing Date, the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities in an amount at least equal to the sum of the Conversion Shares, the Warrant Shares and the Interest Shares (assuming all interest payable on the Notes is paid in the form of Interest Shares and that no conversion, redemption or exchange of the Notes occurs prior to their maturity date). Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission.

               (ii) Upon the written demand of any Investor and upon any change in the Conversion Price (as defined in the Notes)or the Warrant Price (as defined in the Warrant) such that additional shares of Common Stock become issuable upon the conversion of the Notes or the exercise of the Warrants (the "Additional Shares"), the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 or amend the Registration Statement filed pursuant to clause (i) above, if such Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Shares) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Subject to any SEC comments, such Registration Statement shall include the plan of distribution attached hereto as Exhibit A. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors and their counsel prior to its filing or other submission. If a Registration Statement covering the Additional Shares is required to be filed under this Section 2(a)(ii) and is not filed with the SEC within forty-five (45) days of the request of any Investor or upon the occurrence of any of the events specified in this Section 2(a)(ii), the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been filed for which no Registration Statement is filed with respect to the Additional Shares. Such payments shall constitute the Investors' exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. Such payments shall be made to each Investor in cash.

               (b) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company's counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investors (up to $5,000) and the Investors' reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

               (c) Effectiveness.

               (i) The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC prior to the earlier of
(i) five (5) Business Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 90th day after the Closing Date (the 120th day if the SEC comments on the Registration Statement). The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A)(x) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the 120th day after the Closing Date and the Company has not responded to any SEC comments on the Registration Statement within ten (10) Business Days of the Company's receipt of such comments or (y) a Registration Statement covering Additional Shares is not declared effective by the SEC within ninety (90) days following the time such Registration Statement was required to be filed pursuant to
Section 2(a)(ii), or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company's failure to update the Registration Statement), but excluding the inability of any Investor to sell the Registrable Securities covered thereby due to market conditions and except as excused pursuant to subparagraph (ii) below, then the Company will make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such Investor for each 30- day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the "Blackout Period"). Such payments shall constitute the Investors' exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid monthly within three (3) Business Days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. Such payments shall be made to each Investor in cash.

               (ii) For not more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section containing such information, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

               (d) Rule 415; Cutbacks. Notwithstanding the other provisions of this Section 2, if at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the "Cut Back Shares") and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company's compliance with the requirements of Rule 415 (collectively, the "SEC Restrictions"). Any cut-back imposed pursuant to this Section 2(d) shall be allocated among the Investors on a pro rata basis and shall be allocated first to any Warrant Shares, unless the SEC Restrictions otherwise require. No liquidated damages shall accrue on or as to any Cut Back Shares until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC Restrictions (such date, the "Restriction Termination Date"). From and after the Restriction Termination Date, all of the provisions of this Section 2 (including the liquidated damages provisions) shall again be applicable to the Cut Back Shares; provided, however, that for such purposes the Closing Date shall be deemed to be the Restriction Termination Date.

     3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

               (a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (the "Effectiveness Period") and advise the Investors in writing when the Effectiveness Period has expired;

               (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

               (c) provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto no fewer than seven (7) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

               (d) furnish to the Investors and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

               (e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

               (f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

               (g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

               (h) immediately notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

               (i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

               (j) With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities (including securities that were formerly Registrable Securities until such securities became eligible for sale pursuant to Rule 144(k)), (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

     4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all SEC Filings (as defined in the Purchase Agreement) and other filings with the SEC that are filed with the SEC prior to the filing of the Registration Statement, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

               The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

     5. Obligations of the Investors.

               (a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

               (b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

               (c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to
Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

     6. Indemnification.

               (a) Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any untrue statement or alleged untrue statement of a material fact contained in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a "Blue Sky Application"); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor's behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

               (b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this
Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

               (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

               (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

     7. Miscellaneous.

               (a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors.

               (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.4 of the Purchase Agreement.

               (c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

               (d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.

               (e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               (f) Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

               (g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               (h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

               (i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

               (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               (k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

               IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

The Company:                            LOCAL.COM CORPORATION


                                        By: /s/ Heath Clarke
                                            ------------------------------------
                                        Name: Heath Clarke
                                        Title: Chief Executive Officer


The Strategic Investor:                 HEARST COMMUNICATIONS, INC.


                                        By: /s/ Kenneth A. Bronfin
                                            ------------------------------------
                                        Name: Kenneth A. Bronfin
                                        Title: President, Hearst Interactive
                                               Media


The Financial Investor:                 SRB GREENWAY CAPITAL, L.P.


                                        By: /s/ Steve Becker
                                            ------------------------------------
                                        Name: Steve Becker
                                        Title: General Partner


                                        SRB GREENWAY CAPITAL (QP), L.P.


                                        By: /s/ Steve Becker
                                            ------------------------------------
                                        Name: Steve Becker
                                        Title: General Partner


                                        SRB GREENWAY OFFSHORE OPERATING
                                        FUND, L.P.


                                        By: /s/ Steve Becker
                                            ------------------------------------
                                        Name: Steve Becker
                                        Title: General Partner

                                    Exhibit A

                              Plan of Distribution

     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

     -    a combination of any such methods of sale.

     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

                                    EXHIBIT E

                             INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (the "Agreement"), is made and entered into as of this 22nd date of February 2007, by and among Local.com Corporation, a Delaware corporation (the "Company"), and Hearst Communications, Inc. (the "Strategic Investor") and SRB Greenway Capital, L.P., SRB Greenway Capital (QP), L.P. and SRB Greenway Offshore Operating Fund, L.P. (collectively the "Financial Investor" and, together with the Strategic Investor, the "Investors").

                                    RECITALS

     A. Reference is made to (i) that certain convertible secured promissory note dated as of the date hereof executed by the Company in favor of the Strategic Investor (the "Strategic Investor Note"), in an aggregate principal amount of $6,000,000 and (ii) those three certain convertible secured promissory notes dated as of the date hereof executed by the Company in favor of the Financial Investor (the "Financial Investor Note") in an aggregate principal amount of $2,000,000.

     C. As collateral security for the Strategic Investor Secured Obligations, the Company has granted to Strategic Investor a first priority security interest in, and Lien upon, the Shared Collateral pursuant to the Strategic Investor Note.

     D. As collateral security for the Financial Investor Secured Obligations, the Company has granted to Financial Investor a first priority security interest in, and Lien upon, the Shared Collateral pursuant to the Financial Investor Note.

     E. It has been agreed between Strategic Investor and Financial Investor that the Liens on the Shared Collateral under the Strategic Investor Note and the Financial Investor Note shall be ranked on a pari passu basis in the manner provided for in this Agreement

     F. Strategic Investor and Financial Investor are entering into this Agreement to set forth their respective rights with regard to the priority of their respective Liens on the Shared Collateral.

                                   AGREEMENTS

     Accordingly, in consideration of the mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Definitions. (a) Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

     "Agreement" has the meaning given to such term in the preamble of this Pari Passu Intercreditor Agreement.

     "Event of Default" shall mean an "Event of Default" as defined in the Strategic Investor Note and/or the Financial Investor Note, as the context may require.

     "Financial Investor Secured Obligations" means the "Obligations" under the Financial Investor Note.

     "Lien" means any mortgage, deed of trust, hypothecation, pledge, security interest, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security or preferential arrangement, in each case, of any kind or nature whatsoever (including any right of setoff, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security or any agreement having substantially the same economic effect as any of the foregoing, the filing of, or agreement to give or authorize, any financing statement under the Uniform Commercial Code of any jurisdiction, and with respect to any equity interest or other security, any purchase option, call or similar right of a third party with respect to such equity interest or other security).

          "Loan Documents" means collectively the Purchase Agreement, the Strategic Investor Note, the Financial Investor Note and this Agreement.

          "Purchase Agreement" means the Purchase Agreement, dated as of February 22, 2007, by and among the Company and the Investors as that agreement may be amended from time to time in accordance with its terms.

          "Secured Obligations" means collectively the Strategic Investor Secured Obligations and the Financial Investor Secured Obligations.

          "Secured Parties" means collectively Strategic Investor and Financial Investor.

          "Shared Collateral" means the collective reference to any and all property from time to time of the Company subject to a Lien to secure payment or performance of the Secured Obligations.

          "Strategic Investor Secured Obligations" means the "Obligations" as defined in the Strategic Investor Note.

          (b) All references to Sections and Schedules in this Agreement shall be deemed to be references to Sections of, and Schedules to, this Agreement. All definitions herein shall apply to both the singular and plural forms of the terms defined unless the context otherwise requires.

     SECTION 2. Acknowledgment of Security Interest. (a) Each of the Secured Parties hereby acknowledges and agrees that the Liens granted to the other in the Shared Collateral pursuant to the Strategic Investor Note and the Financial Investor Note, as applicable, are intended to be pari passu first priority Liens in all of the Shared Collateral, and accordingly, any payment or distribution with respect to the Secured Obligations realized on the Shared Collateral as a result of a foreclosure action or other remedies exercised pursuant to the Strategic Investor Note or the Financial Investor Note or otherwise after an Event of Default as defined under the Strategic Investor Note or the Financial Investor Note, as the case may be, or the enforcement of any right of setoff, has occurred shall be deemed to be property of the Secured Parties jointly, shall be received by any Secured Party in trust for the benefit of the Secured Parties jointly and shall be applied to the Secured Obligations pro rata according to the respective outstanding principal amounts of the Strategic Investor Note and the Financial Investor Note.

Each of the Secured Parties agrees that it shall not contest the validity or enforceability of the Liens of the other Secured Party in the Shared Collateral or the priority of such Liens (as established hereby).

          (b) Such Lien priority shall be irrespective of the time, order or method of attachment or perfection of Liens, or the time or order of filing of financing statements or anything contained in any filing or any agreement to which the Secured Parties now or hereafter may be a party or the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured parties. The Lien priority provided in this Section 2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of the obligations secured by the Strategic Investor Note or the Financial Investor Note or any portion thereof, nor by an action or inaction which any Secured Party may take with respect to the Shared Collateral, nor by the occurrence of any insolvency event as described in of the definition of "Event of Default" as defined in the Strategic Investor Note and the Financial Investor Note, as the case may be.

     SECTION 3. Perfection of the Possessory Liens of the Secured Parties. (a) Financial Investor hereby appoints Strategic Investor as his representative solely for the purpose of perfecting the Liens of that Company in that portion of the Shared Collateral in which a Lien may be perfected by possession and which may come into the possession of Strategic Investor from time to time. Strategic Investor agrees to act as the representative of Financial Investor solely for such purpose, provided that Strategic Investor shall not incur any liability whatsoever to Financial Investor by reason of acting as Financial Investor's representative solely for such purpose hereunder and provided, further, that Strategic Investor shall not incur any liability to Financial Investor under any circumstances for actions taken by Strategic Investor that have been consented to, authorized or otherwise approved by Financial Investor or actions required or permitted to be taken by Strategic Investor pursuant to the provisions of this Agreement.

          (b) The Strategic Investor agrees that if it decides no longer to retain possession of any such item of Shared Collateral that may be perfected by possession, it shall transfer possession thereof to the Financial Investor; provided that Strategic Investor shall not be required to deliver any such item of Shared Collateral or take any other action referred to in this Section 3(b) to the extent that such item of Shared Collateral was sold or disposed of in a transaction permitted by the Strategic Investor Note or to the extent such action would contravene any applicable law or order. In addition, notwithstanding the foregoing, it is hereby agreed that

Strategic Investor may transfer possession of items of Shared Collateral in connection with the refinancing of all or a portion of the indebtedness under the Strategic Investor Note to a replacement lender if such replacement lender has entered into an intercreditor agreement which is substantially in the form of this Agreement and which shall not materially and adversely change the rights or obligations of Financial Investor with respect to the Shared Collateral as set forth in this Agreement.

     SECTION 4. Prohibition on Transfer. So long as any of the Secured Obligations shall remain outstanding, the Secured Parties hereby agree not to assign any Loan Document or any of their rights and claims thereunder unless such assignee expressly agrees in writing to be bound by the terms of this Agreement. Any attempted assignment without such consent shall be null and void. In the event of any assignment described in the foregoing sentences of this
Section 4 by any of the Secured Parties, such party shall promptly provide written notice of such assignment to the other parties, together with a copy of the written agreement signed by the applicable assignee.

     SECTION 5. Amendments. This Agreement may be modified, and any right of any party hereunder waived, only by agreement in writing signed by the Secured Parties without any consent or approval of any of the Company.

     SECTION 6. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the Secured Parties and their respective successors and assigns.

     SECTION 7. Application of Payments on the Secured Obligations. On maturity of the Strategic Investor Note and the Financial Investor Note or after the occurrence of an Event of Default under either the Strategic Investor Note or the Financial Investor Note, all payments received by the holders of the Secured Obligations, or any of them, from the Company shall be applied in accordance with the priority of payments set forth in Section 2(a). Upon repayment in full of all Strategic Investor Secured Obligations, Strategic Investor shall turn over to Financial Investor all Shared Collateral then remaining in its possession and if applicable, any proceeds of any of the Shared Collateral which have not been applied to the Secured Obligations.

     SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in Section 9.4 of the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

     SECTION 10. SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, SITTING IN NEW YORK COUNTY, FOR

THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT ANY OF THE SECURED PARTIES MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE COMPANY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR ANY OF ANY COUNTRY OR PLACE WHERE THE COMPANY OR SUCH ASSETS MAY BE FOUND. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY AND SHALL NOT SEEK A JURY TRIAL IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR DOCUMENT. EACH OF THE PARTIES HERETO WILL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING INTO ANY ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED.

     SECTION 11. Inconsistencies. In the event of an inconsistency between the provisions of this Agreement and any provision in any of the other Loan Documents (including provisions with respect to governing law and jurisdiction), the provisions of this Agreement shall govern and control.

     SECTION 12. Effective Date; Termination Date. (a) This Agreement shall become effective at such time as the parties shall each have executed this Agreement.

          (b) This Agreement shall terminate upon the earliest to occur of the following (i) upon the payment in full of all outstanding Secured Obligations; or (ii) upon the written agreement of the Secured Parties.

     SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 14. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable under the applicable law of any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 15. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Secured Parties, and no other person, including the Company shall have any right, benefit or other interest under this Agreement.

     SECTION 16. Obligations of the Company. Nothing in this Agreement shall impair, as between the Company and any other party hereto, the obligations of the Company to such party, provided that it is understood that the enforcement of remedies against the Shared Collateral shall be subject to the terms of this Agreement.

     SECTION 17. Construction. The headings of this Agreement are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. This Agreement shall be deemed to have been jointly drafted, and no provision of any of the foregoing shall be interpreted or construed for or against any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

     SECTION 18. Integration. This Agreement represents the agreement of the Secured Parties with respect to the subject matter hereof and there are no promises or representations by any or any other Secured Party relative to the subject matter hereof not reflected herein.

     SECTION 19. Powers Coupled With an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable .

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Intercreditor Agreement or caused their duly authorized officers to execute this Intercreditor Agreement as of the date first above written.

The Company:                            LOCAL.COM CORPORATION


                                        By: /s/ Heath Clarke
                                            ------------------------------------
                                        Name: Heath Clarke
                                        Title: Chief Executive Officer


The Strategic Investor:                 HEARST COMMUNICATIONS, INC.


                                        By: Kenneth A. Bronfin
                                            ------------------------------------
                                        Name: Kenneth A. Bronfin
                                        Title: President,
                                               Hearst Interactive Media


The Financial Investor:                 SRB GREENWAY CAPITAL, L.P.


                                        By: /s/ Steve Becker
                                            ------------------------------------
                                        Name: Steve Becker
                                        Title: General Partner


                                        SRB GREENWAY CAPITAL (QP), L.P.


                                        By: /s/ Steve Becker
                                            ------------------------------------
                                        Name: Steve Becker
                                        Title: General Partner


                                        SRB GREENWAY OFFSHORE OPERATING FUND,
                                        L.P.


                                        By: /s/ Steve Becker
                                            ------------------------------------
                                        Name: Steve Becker
                                        Title: General Partner

                                    EXHIBIT F

HEARST COMMUNICATIONS, INC.
300 West 57th Street,               Note: $6,000,000
New York, NY 10019                  Series A Warrant: 597,015
Attn: Scott Wolfgang                Series B Warrant: 597,015
Fax: (646) 280-2462

With a Copy to:
     Clifford Chance US LLP
     31 West 52nd Street
     New York, NY 10019
     Attn: G. David Brinton
     Fax: (212) 878-8375

SRB GREENWAY CAPITAL, L.P.
300 Crescent Court, Suite 1111      Note: $204,200
Dallas, TX 75201                    Series A Warrant: 20,318
Attn: Joe Worsham                   Series B Warrant: 20,318
Fax: 214-756-6079

With a Copy to
     Lowenstein Sandler PC
     65 Livingston Avenue
     Roseland, NJ 07068
     Attn: John D. Hogoboom, Esq.
     Fax: 973.597.2383

SRB GREENWAY CAPITAL (QP), L.P.

300 Crescent Court, Suite 1111      Note: $1,721,500
Dallas, TX 75201                    Series A Warrant: 171,294
Attn: Joe Worsham                   Series B Warrant: 171,294
Fax: 214-756-6079

With a Copy to
     Lowenstein Sandler PC at the address provided above.

SRB GREENWAY OFFSHORE OPERATING FUND, L.P.
300 Crescent Court, Suite 1111      Note: $74,300
Dallas, TX 75201                    Series A Warrant: 7,393
Attn: Joe Worsham                   Series B Warrant: 7,393
Fax: 214-756-6079

With a Copy to
     Lowenstein Sandler PC at the address provided above.

                                    EXHIBIT G

                           Form of Opinion of Counsel

     Counsel's opinion shall be based on a customary review of the transaction documents, the Company's charter and by-laws, all material contracts and the provisions of applicable law and shall be subject only to customary limitations and qualification. Such opinion shall be to substantially the following effect:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in the following states: [include list]

     2. The Company has the corporate power and authority and has taken all requisite corporate action necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

     3. The Debenture Shares have been duly authorized and, upon due conversion of the Debentures, will be validly issued, fully paid and non-assessable. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Debentures.

     4. To our knowledge, no Person is entitled to any preemptive right, right of first refusal or similar rights with respect to the issuance of the Securities.

     5. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official known to us other than those that have been made or obtained which are in full force and effect and post-sale filings pursuant to applicable state and federal securities laws.

     6. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities does not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation or Bylaws, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, known to us and having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (iii) any of the material agreements and instruments listed in the officer's certificate attached hereto.

     7. Except as described in the Disclosure Schedules, to our knowledge there are no pending actions, suits or proceedings against or affecting the Company or its Subsidiaries.

     8. Assuming the representations made by the Investors in the Transaction Documents are true and correct, the initial sale of the Securities as contemplated by the Transaction Documents is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.


                                      -2-